UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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HOLLEY INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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2025
NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS AND
PROXY STATEMENT

LETTER FROM OUR PRESIDENT AND CHIEF EXECUTIVE OFFICER
Dear Fellow Stockholder:
I am pleased to present the 2025 Holley Inc. proxy statement, which contains information about Holley’s strategic direction, executive compensation, governance, and Board of Directors’ composition. It is my pleasure, along with our Board of Directors, to invite you to Holley’s 2025 annual meeting of stockholders. This year’s Annual Meeting will be held on Thursday, May 1, 2025, at 8:00 a.m. Central Time. To maximize stockholder participation and provide a consistent experience regardless of location, we are holding the Annual Meeting in a virtual-only format via live webcast at
www.virtualshareholdermeeting.com/HLLY2025.
We have designed the virtual Annual Meeting to ensure stockholders are afforded the same opportunity to participate as they would have at an in-person meeting, including the right to vote and ask questions through the virtual meeting platform. To attend the Annual Meeting online, vote, submit questions or view the list of registered stockholders during the meeting, stockholders of record will need to go to the meeting website listed above and log in using their 16-digit control number included on their proxy card. Beneficial owners should review these proxy materials and their voting instruction form for how to vote in advance of and how to participate in the Annual Meeting.
Stockholders will also transact any other business that may be properly presented at the Annual Meeting. This proxy statement is first being made available to our stockholders on March 20, 2025.
In the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the Annual Meeting to satisfy the requirements for a meeting of stockholders to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the Annual Meeting, the chair or secretary of the Annual Meeting will convene the meeting at 8:00 a.m. Central Time on the date specified above and at the Company’s address specified below solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting chair. Under either of the foregoing circumstances, we will post information regarding the announcement on the Investors page of the Company’s website at https://investor.holley.com.
As permitted by the Securities and Exchange Commission (the “SEC”), we are providing access to our proxy materials online under the SEC’s “notice and access” rules. As a result, unless you previously requested electronic or paper delivery on an ongoing basis, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of the proxy statement, our 2024 Annual Report and a form of proxy card or voting instruction card (together, the “proxy materials”). This distribution process is more resource- and cost-efficient. The Notice contains instructions on how to access the proxy materials online. The Notice also contains instructions on how stockholders can receive a paper copy of our proxy materials. If you elect to receive a paper copy, our proxy materials will be mailed to you.
Whether or not you plan to attend the Annual Meeting, your vote is important, and we encourage you to review these proxy materials and vote your shares before the Annual Meeting, as recommended by the Board as follows:

VOTING ITEMS
PROPOSALS		BOARD VOTE RECOMMENDATION	FOR FURTHER DETAILS
1.	Election of three Class I directors named in this proxy statement	“FOR” each director nominee	Page 15
2.	Advisory vote to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2025	“FOR”	Page 20

We appreciate your continued interest in and support of Holley and look forward to your participation in the Annual Meeting.
Sincerely,

Matthew Stevenson
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Thursday, May 1, 2025, 8:00 a.m. Central Time
To be held virtually at www.virtualshareholdermeeting.com/HLLY2025
Record Date: March 10, 2025
Items of Business
(1)	Election of three Class I directors named in this proxy statement; and
(2)	Advisory vote to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2025.
Admission
In order to attend the Annual Meeting, please visit www.virtualshareholdermeeting.com/HLLY2025 and enter the 16-digit control number included in your Notice of Internet Availability of Proxy Materials or on your proxy card or voting instruction form. Online access to the Annual Meeting will begin at 7:45 a.m Central Time on May 1, 2025, to allow time to log-in and test your device’s audio system. We encourage you to access the Annual Meeting in advance of the designated start time.
Voting
Your vote is important. Please vote your shares at your earliest convenience. This will ensure the presence of a quorum at the Annual Meeting. Promptly voting your shares via the Internet, by telephone, or, if you received a paper copy of the proxy materials, by signing, dating, and returning the accompanying proxy card or voting instruction form, will save the expense and extra work of additional solicitation. Submitting your proxy now will not prevent you from voting your shares online during the live webcast of the Annual Meeting, as your proxy is revocable at your option.
Our Board unanimously recommends that you vote:
(1)	“FOR” the election of each of the three director nominees named in this proxy statement; and
(2)	“FOR” the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2025.
On or about Thursday, March 20, 2025, we will mail to our stockholders either (1) a copy of this proxy statement, a proxy card and our 2024 Annual Report to Stockholders or (2) a Notice of Internet Availability of Proxy Materials, which will indicate how to access our proxy materials and vote via the Internet. The Notice of Internet Availability of Proxy Materials, proxy statement, form of proxy card and our 2024 Annual Report to Stockholders are available at www.proxyvote.com. The accompanying proxy statement provides a detailed description of the business to be conducted at the Annual Meeting. We urge you to read the accompanying proxy statement carefully and in its entirety.
By order of the Board of Directors,

Carly Kennedy
EVP, General Counsel & Corporate Secretary

HOW TO VOTE

INTERNET
To vote before the meeting, visit www.proxyvote.com. To vote at the meeting, visit
www.virtualshareholdermeeting.com/HLLY2025.
You will need the control number printed on your Notice, proxy card or voting instruction form.
TELEPHONE Dial toll-free (1-800-690-6903) or the telephone number on your voting instruction form. You will need the control number printed on your Notice, proxy card or voting instruction form.	MAIL If you received a paper copy of a proxy card by mail, mark, sign, date and promptly mail the proxy card in the postage-paid envelope.	QR CODE Scan this QR code to vote with your mobile device. You will need the control number printed on your notice, proxy card or voting instruction form.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 1, 2025
The notice, proxy statement and 2024 Annual Report on Form 10-K are available at www.proxyvote.com.

INDEX OF FREQUENTLY REQUESTED INFORMATION
Board Leadership Structure	7
Board Committees	8
Director Compensation	13
Director Independence	7
Director Nominees	15
Executive Employment Agreements	24
Employment Agreements	27
Governance Documents	12
Related Person Transaction Policy	31
Risk Oversight	12

FORWARD-LOOKING STATEMENTS AND WEBSITE REFERENCES

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current facts, including statements regarding our environmental and other sustainability plans and goals, made in this document are forward-looking. We use words such as anticipates, believes, expects, future, intends, and similar expressions to identify forward-looking statements. Forward-looking statements reflect management’s current expectations and are inherently uncertain. Actual results could differ materially for a variety of reasons. Risks and uncertainties that could cause our actual results to differ significantly from management’s expectations are described in our 2024 Annual Report on Form 10-K. Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

Unless the context otherwise requires, references in this proxy statement to “Holley,” “we,” “us,” “our,” “our company” and “the Company” refer to Holley Inc.

PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

DATE AND TIME May 1, 2025 at 8:00 a.m. Central Time	LOCATION Online at www.virtualshareholdermeeting.com/HLLY2025	RECORD DATE March 10, 2025

VOTING MATTERS		BOARD’S VOTE RECOMMENDATIONS	FOR FURTHER INFORMATION
PROPOSAL 1	Election of Directors	“FOR” each director nominee	Page 15
PROPOSAL 2	Ratification of Independent Registered Public Accounting Firm	“FOR”	Page 20

Company Overview and Business Strategy
Founded in 1903, Holley has been a part of the automotive industry for well over a century. We design, manufacture, and distribute high-performance automotive aftermarket products to car and truck enthusiasts. Our products are designed to enhance street, off-road, recreational, and competitive vehicle performance through increased horsepower, torque, and drivability. Our products span a number of automotive platforms and are sold across multiple channels.
We attribute a major component of our success to our brands, including Holley EFI®, Holley®, MSD®, Simpson®, Powerteq®, Accel®, and Flowmaster®, among others. In addition, we have recently added to our brand lineup through a series of strategic acquisitions, including our 2022 acquisitions of John’s Ind., Inc., Southern Kentucky Classics, and Vesta Motorsports USA, Inc., d.b.a. RaceQuip; our 2021 acquisitions of AEM Performance Electronics, Classic Instruments LLC, ADS Precision Machining, Inc., d.b.a. Arizona Desert Shocks, Baer, Inc, d.b.a. Baer Brakes, Brothers Mail Order Industries, Inc., d.b.a. Brothers Trucks, Rocket Performance Machine, Inc., d.b.a. Rocket Racing Wheels, and Speartech Fuel Injections Systems, Inc. Through these strategic acquisitions, we have increased our market position in the otherwise highly fragmented performance automotive aftermarket industry.
We operate in the performance automotive aftermarket parts industry. We believe there is ample opportunity to continue our expansion into new products and markets, such as exterior accessories and mobile electronics, representing a natural progression for us to grow market share as these adjacencies are driven by passionate enthusiasts, consistent with our core categories.
Our vision is to be the most compelling and inclusive platform for automotive enthusiasts, to inspire and support enthusiasts’ transition to cleaner, more sustainable technologies, and to further accelerate the automotive lifestyle. Our aim is to provide a platform where automotive enthusiasts can purchase aftermarket auto parts for both old model restorations and new vehicle enhancements. We believe our consumers are enthusiastic and passionate about the performance and the personalization of their classic and modern cars. We aim to provide the products and service they need to pursue that passion.
Business Combination and Corporate Structure
As previously disclosed, on July 16, 2021 (the “Closing Date”), we consummated a business combination (“Business Combination”) pursuant to that certain Agreement and Plan of Merger dated March 11, 2021 (the “Merger Agreement”), by and among Empower Ltd., (“Empower”), Empower Merger Sub I Inc., a direct wholly owned subsidiary of Empower (“Merger Sub I”), Empower Merger Sub II LLC, a direct wholly owned subsidiary of Empower (“Merger Sub II”), and Holley Intermediate Holdings, Inc. (“Holdings”). The Merger Agreement provided for, among other things, the following transactions: (i) Merger Sub I merged with and into Holdings, the separate corporate existence of Merger Sub I ceased and Holdings became the surviving corporation, and (ii) Holdings merged with and into Merger Sub II, the separate corporate existence of Holdings ceased and Merger Sub II became the surviving limited liability company. Upon closing of the Business Combination, Empower changed its name to Holley Inc. and its trading symbol on the New York Stock Exchange (the “NYSE”) from “EMPW” to “HLLY.”

Directors
The following provides summary information about each current director and director nominee.

NAME AND OCCUPATION	AGE	OTHER PUBLIC BOARDS	COMMITTEE MEMBERSHIPS
			AC	CTC	NGC
OWEN M. BASHAM Partner, Sentinel Capital Partners	39	0
GRAHAM CLEMPSON Co-Founder and Vice Chairman, MidOcean Partners	63	0
JAMES D. COADY Partner, Sentinel Capital Partners	55	0
MICHELLE GLOECKLER Former EVP, Walmart & Executive, Hershey	58	1
GINGER M. JONES Former SVP and CFO, Cooper Tire & Rubber Company	60	2
MATTHEW RUBEL Executive Chairman, Holley Inc.; Chairman of Executive Board, MidOcean Partners	67	1
ANITA SEHGAL SVP, Marketing & Communications, Houston Astros	52	1
MATTHEW J. STEVENSON President and Chief Executive Officer, Holley Inc.	47	0

AC – Audit Committee CTC – Compensation and Talent Committee NGC – Nominating and Governance Committee Independent	Chair	Member
Audit Committee Financial Expert

Board Snapshot*

*	Reflects Board following the Annual Meeting, assuming each of the director nominees is elected.

Corporate Governance Highlights
•	Separate roles for Chairman of the Board and Chief Executive Officer
•	Six of eight directors are independent
•	100% independent Board committees
•
Robust director search process, which requires that the pool of candidates includes women and minorities and that the Nominating and Governance Committee interview at least one woman and one minority candidate

•	Annual Board and committee self-evaluations
•	Regular executive sessions where directors meet without management present
•	Robust director onboarding practice, which includes facility tours, management team meetings, etc.
•	Active Board oversight of strategy, and risk management,
•	Hedging/pledging prohibited
•	No poison pill
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
We believe that an effective board should be made up of individuals who collectively provide an appropriate balance of diverse occupational and personal backgrounds and perspectives and who have a range of skills and expertise sufficient to provide guidance and oversight with respect to the Company’s strategy and operations. As such, our Board of Directors (the “Board”) expects directors to be open and forthright, to develop a deep understanding of the Company’s business, to exercise sound judgment in fulfilling their oversight responsibilities, to embrace Holley’s values and culture, and to possess the highest levels of integrity.
The evaluation and selection of director nominees is a key aspect of our Nominating and Governance Committee’s regular evaluation of the composition of, and criteria for membership on, our Board. The Board and the Nominating and Governance Committee also actively seek to achieve a diversity of occupational and personal backgrounds on the Board, including diversity with respect to demographics such as gender, race, ethnic and national background, geography, age, and sexual orientation.
Board Composition
On the Closing Date, we entered into a stockholders’ agreement (the “Stockholders’ Agreement”) with affiliates of Sentinel Capital Partners (“Sentinel”) and MidOcean Partners (“MidOcean”) whereby, among other things, the parties agreed to certain matters relating to the Company’s corporate governance.
The Stockholders’ Agreement provided that the initial authorized number of directors for our Board be seven. Pursuant to the Stockholders’ Agreement, Sentinel and MidOcean have the right to nominate for election to the Board the following number of directors for so long as the shares beneficially owned by Sentinel and MidOcean as a percentage of the shares held by Sentinel or MidOcean, as applicable, immediately after the Closing Date is equal to or greater than the percentage indicated in the left hand column of the table below:

OWNERSHIP PERCENTAGE	DIRECTOR DESIGNEES
Sentinel
64% or greater	3
39% or greater, up to but not including 64%	2
14% or greater, up to but not including 39%	1
Less than 14%	0
MidOcean
50% or greater	2
25% or greater, up to but not including 50%	1
Less than 25%	0

Additionally, pursuant to the Stockholders’ Agreement, for so long as Sentinel or MidOcean, as applicable, has the right to designate at least two directors for election to the Board, Sentinel and MidOcean, severally, shall have the right to appoint one director designee to serve on each of the standing committees, subject to applicable NYSE listing standards.

Director Independence
Our Board has determined that each of Messrs. Basham, Coady, and Clempson and Mses. Jones, Gloeckler, and Sehgal are independent as defined under the NYSE listing standards. In making these independence determinations, our Board has reviewed and discussed information provided by the directors to us with regard to each director’s business and personal activities and relationships as they may relate to us and our management, including Messrs. Basham’s and Coady’s affiliation with Sentinel, which beneficially owns 34.6% of the Company’s Common Stock. With respect to Mr. Clempson, the Board considered that Mr. Clempson serves as Vice Chairman of MidOcean’s Executive Board, an advisory board that provides industry insights to MidOcean’s investment teams and portfolio companies. MidOcean beneficially owns 13.3% of the Company’s Common Stock. In each case, the Board determined that such relationships did not impair such directors’ independence. In addition to determining whether each director satisfies the director independence requirements set forth in the NYSE listing standards, in the case of members of the Audit Committee, our Board has also made an affirmative determination that members satisfy separate independence requirements under the SEC rules for such members.
Board Leadership Structure
The Board annually reviews its leadership structure to evaluate whether the structure remains appropriate for the Company. The Board selects its Chairman and the Chief Executive Officer (the “CEO”) in a way it considers in the best interests of the Company. The Board does not have a policy on whether the role of Chairman and CEO should be separate or combined. Currently, the roles of Chairman of the Board and CEO are separate.
As previously disclosed, in February 2023, Matthew Rubel was designated and appointed Executive Chairman of the Board. Effective May 1, 2025, Mr. Rubel will transition back from Executive Chairman of the Board to non-Executive Chairman of the Board.
Director Nominations
The Nominating and Governance Committee evaluates the composition of the Board annually to assess whether the skills, experience, characteristics, and other criteria established by the Board are currently represented on the Board as a whole, and in individual directors, and to assess the criteria that may be needed in the future in light of the Company’s anticipated needs. The Board and the Nominating and Governance Committee also actively seek to achieve a diversity of occupational and personal backgrounds on the Board, including diversity with respect to demographics such as gender, race, ethnic and national background, geography, age, and sexual orientation. The Board will assess its effectiveness in this regard as part of the annual board and director evaluation process. As part of the search process for each new director, the Nominating and Governance Committee includes women and minorities in the pool of candidates (and instructs any search firm the Committee engages to include these candidates), and interviews at least one woman and one minority candidate.
We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. The Nominating and Governance Committee reviews the qualifications of director candidates and incumbent directors in light of the criteria established by the Board, and any stockholder recommendations for director are evaluated in the same manner as other candidates considered by the Nominating and Governance Committee. Stockholders that wish to nominate a director for election to our Board should follow the procedures described below.
Candidates may come to the attention of the Nominating and Governance Committee through current Board members, professional search firms, stockholders, or other persons.
Procedures for Recommending Individuals to Serve as Directors
The Nominating and Governance Committee also considers director candidates recommended by our stockholders. Any stockholder who wishes to propose director nominees for consideration by the Nominating and Governance Committee, but does not wish to present such proposal at an annual meeting of stockholders, may do so at any time by sending each proposed nominee’s name and a description of his or her qualifications for board membership to the chair of the Nominating and Governance Committee in writing to c/o Corporate Secretary at Holley Inc., 2445 Nashville Road, Suite B1, Bowling Green, KY 42101. The recommendation should contain all of the information regarding the nominee required under the “advance notice” provisions of the Company’s bylaws. The Nominating and Governance Committee evaluates nominee recommendations submitted by stockholders in the same manner in which it evaluates other director nominees.

Board Qualifications and Diversity
The following chart shows how certain relevant and important skills, experience, characteristics, and other criteria, including diversity of viewpoints, are represented on our Board. This chart is not intended to be an exhaustive list for each director, but instead intentionally focuses on the primary skillsets each director contributes. We believe the combination of the skills and qualifications shown below demonstrates how our board is well-positioned to provide effective oversight and strategic advice to our management.

	BASHAM	CLEMPSON	COADY	GLOECKLER	JONES	RUBEL	SEHGAL	STEVENSON
Corporate Strategy	•	•	•	•	•	•	•	•
Automotive Industry			•	•	•			•
Mergers and Acquisitions	•	•	•	•	•	•		•
Senior Executive Leadership			•	•	•	•		•
Accounting / Financial Reporting	•	•	•	•	•	•		•
Human Capital Management		•		•	•	•	•	•
Sales / Marketing		•	•	•		•	•	•
Public Company Governance	•	•	•	•	•	•	•	•
Legal / Regulatory		•			•	•
Diversity (Gender)	M	M	M	F	F	M	F	M

Board Committees
Our Board has three standing committees: an Audit Committee, a Compensation and Talent Committee, and a Nominating and Governance Committee. The directors meet in executive session without management present at every Board meeting, and the Executive Chairman of the Board, Mr. Rubel, presides at executive sessions. In accordance with our Corporate Governance Guidelines, the independent directors also meet in executive session without management present, with Ms. Jones presiding.
During the fiscal year ended December 31, 2024, the Board held four meetings, and there were five meetings of the Audit Committee, four meetings of the Compensation and Talent Committee, and four meetings of the Nominating and Governance Committee. Each of our incumbent directors attended at least 95% of the meetings of our Board and the respective committees of which he or she was a member held during the period such incumbent director was a director during the fiscal year ended December 31, 2024.
Directors are expected to attend the annual meeting of stockholders absent unusual circumstances. At our 2024 Annual Meeting of Stockholders, all of our then-serving directors were in attendance.

AUDIT COMMITTEE
MEMBERS Ginger M. Jones (Chair) Anita Sehgal, Graham Clempson
PRINCIPAL RESPONSIBILITIES:
The primary role of the Audit Committee is to exercise primary financial oversight on behalf of the Board. The Audit Committee represents and assists the Board in discharging its oversight responsibility relating to: (a) the accounting and financial reporting processes of the Company and its subsidiaries, including the audits of the Company’s financial statements and the integrity of the financial statements; (b) the Company’s compliance with legal and regulatory requirements; (c) the outside auditor’s qualifications, independence and performance; (d) the design and implementation of the Company’s internal audit function and (e) the performance of the Company’s outside auditor. The Company’s management team is responsible for preparing financial statements, and the Company’s independent registered public accounting firm is responsible for auditing those financial statements.

We have adopted a committee charter that details the principal functions of the Audit Committee, including:
• the appointment, compensation, retention, oversight, and termination of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

•
pre-approving all audit and permissible non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

• reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;

•
reviewing and discussing with management and the independent auditor our annual audited and quarterly financial statements, including management’s discussion and analysis of financial condition and operations and the independent auditor’s reports related to the financial statements;

• receiving reports from management and the independent auditors on, and review and discuss the adequacy and effectiveness of, our internal controls and disclosure controls and procedures;

•
reviewing and discussing the Company’s practices with respect to risk assessment and risk management, and risks related to matters including the Company’s financial statements and financial reporting processes, compliance, and information technology and cybersecurity; and

•
overseeing the Company’s compliance program with respect to legal and regulatory requirements, including the Company’s code(s) of conduct and the Company’s policies and procedures for monitoring compliance.

Under the NYSE listing standards and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent under the standards and rules applicable to audit committee members. Each of Ms. Jones, Ms. Sehgal, and Mr. Clempson qualifies as an “independent” director for purposes of the SEC rules and NYSE listing standards that are applicable to audit committee members. Each member of the Audit Committee is financially literate, and our Board has determined that each of Ms. Jones and Mr. Clempson qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

The Audit Committee has established and oversees procedures for handling reports of potential misconduct, and whereby complaints or concerns regarding accounting, internal accounting controls, auditing or federal securities law matters may be submitted anonymously to the Audit Committee. The Audit Committee has the authority to retain counsel and other advisers as it determines appropriate to assist in performance of its functions at our expense.

COMPENSATION AND TALENT COMMITTEE
MEMBERS Graham Clempson (Chair) Owen M. Basham Michelle Gloeckler Ginger Jones
PRINCIPAL RESPONSIBILITIES:
The Compensation and Talent Committee is responsible for approving, or recommending to the Board for approval, the compensation payable to the executive officers of the Company and administering the Company’s equity compensation plans.

The Compensation and Talent Committee acts on behalf of and in conjunction with the Board to establish or recommend the compensation of our executive officers and to provide oversight of our overall compensation philosophy, policies, and programs.

We have adopted a committee charter that details the principal functions of the Compensation and Talent Committee, including:

•
reviewing and approving the corporate goals and objectives relevant to our CEO’s compensation, evaluating our CEO’s performance in light of such goals and objectives, approving the grant of equity awards to the CEO, and recommending to the independent directors of the Board for approval the compensation of our CEO based on such evaluation;

•
overseeing the evaluation of executive officers other than the CEO and reviewing and recommending to the Board for approval the compensation of such other executive officers based upon the recommendation of the CEO;

•
approving the terms and grant of equity awards and administering and making recommendation to the Board with respect to our incentive compensation and equity-based compensation plans that are subject to Board approval;

• approving and amending or modifying the terms of other compensation and benefit plans;
• reviewing, evaluating, and recommending changes, if appropriate, to the compensation for directors;
• overseeing and reviewing succession planning and management development;
• overseeing the Company’s engagement with stockholders on executive compensation; and

•
overseeing our strategies and policies related to human capital management, including with respect to matters such as talent development and retention, workplace environment and culture and diversity and inclusion.

The Compensation and Talent Committee may delegate its duties and responsibilities to one or more subcommittees, consisting of not less than two members of the Compensation and Talent Committee, as it determines appropriate.

The Compensation and Talent Committee comprises at least three directors, consisting entirely of independent directors who meet the NYSE independence requirements, and otherwise meet NYSE compensation committee composition requirements. Additionally, at least two members of the Compensation and Talent Committee must qualify as “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Compensation and Talent Committee has the authority, in its sole discretion, to retain or obtain the advice of a compensation consultant, legal counsel or other advisers, at our expense, and are directly responsible for the appointment, compensation, and oversight of the work of any such advisers. However, before engaging or receiving advice from a compensation consultant, external legal counsel, or any other adviser, the Compensation and Talent Committee considers the independence of each such adviser, including the factors required by NYSE listing standards and the SEC.

The Compensation and Talent Committee engaged Korn Ferry in 2024 to serve as the compensation consultant for the Compensation and Talent Committee and to provide advice in connection with the Company’s 2024 compensation program for directors and executives. Korn Ferry did not provide any other services to the Company or management, and only received fees from the Company for the services it provided to the Compensation and Talent Committee. The Compensation and Talent Committee evaluated Korn Ferry’s independence under the applicable NYSE and SEC standards and concluded that Korn Ferry was independent of the Company and that its services raised no conflicts of interest.

NOMINATING AND GOVERNANCE COMMITTEE
MEMBERS Anita Sehgal (Chair) Owen M. Basham James D. Coady Michelle Gloeckler
PRINCIPAL RESPONSIBILITIES:
The Nominating and Governance Committee assists the Board by identifying and recommending individuals qualified to become members of the Board. The Nominating and Governance Committee is responsible for evaluating the composition, size, and functioning of the Board and its committees and making recommendations regarding the appointment of directors to the committees, establishing procedures for considering stockholder nominees to the Board, and reviewing the corporate governance principles and making recommendations to the Board regarding possible changes.

We have adopted a committee charter, which details the purpose and responsibilities of the Nominating and Governance Committee, including:
• reviewing and recommending to the Board the skills, experience, characteristics, and other criteria for identifying and evaluating directors;

•
annually evaluating the composition of the Board, and identifying, reviewing the qualifications of, and recruiting individuals qualified to serve as directors, consistent with criteria approved by the Board, and recommending to our Board candidates for nomination for election or reelection at the annual meeting of stockholders or to fill vacancies on our Board;

•
developing and recommending to our Board a set of corporate governance principles and annually reviewing and assessing the adequacy of our Corporate Governance Guidelines, Code of Conduct, and other applicable policies;

• annually reviewing the Board’s leadership structure and recommending changes to the Board as appropriate;
• overseeing succession planning for the Board and key leadership roles on the Board and its committees;
• overseeing the annual self-evaluation of our Board, its committees, and individual directors;
• overseeing our stockholder engagement program, and making recommendations to the Board regarding its involvement in stockholder engagement; and

•
overseeing our environmental, social, and governance programs, policies, and activities, monitoring developments and emerging trends relating to these issues, and reporting to the Board on such matters.

The Nominating and Governance Committee comprises at least three directors, consisting entirely of independent directors under the NYSE independence requirements.

The Nominating and Governance Committee has the authority to retain counsel and other advisers as it determines appropriate to assist in performance of its functions at our expense, including any search firm to be used to identify director candidates, and to approve the fees and other retention terms of any such advisers.

Risk Oversight
A core responsibility of the Board is to oversee the Company’s processes for assessing and managing risk. The Board accomplishes this oversight through the regular reporting to the Board by the Audit Committee. The Audit Committee represents the Board by periodically reviewing our accounting, reporting, and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls, and our compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance, legal, internal audit, and information technology functions, the audit committee reviews and discusses significant areas of our business and summarizes for the Board areas of risk and the appropriate mitigating factors. In addition, our Board receives periodic detailed operating performance reviews from management.

Communications with Directors
The Board welcomes feedback from stockholders and other interested parties. Stockholders and other interested parties may contact the Board by mailing correspondence to c/o Corporate Secretary at the Company’s principal offices at 2445 Nashville Road, Suite B1, Bowling Green, KY 42101. Correspondence will be forwarded to the respective director, except that the Corporate Secretary reserves the right not to forward advertisements or solicitations, customer complaints, obscene or offensive items, communications unrelated to the Company’s affairs, business or governance, or otherwise inappropriate materials.
Governance Documents
The Audit Committee, Compensation and Talent Committee, and Nominating and Governance Committee each operate pursuant to written charters adopted by the Board. These charters, along with the Corporate Governance Guidelines and the Code of Business Conduct and Ethics, are available at the Company’s website. To access these documents from the Company’s website, go to investor.holley.com and select “Governance” and “Governance Documents” from the drop-down menu.
Our Board adopted a Code of Business Conduct and Ethics relating to the conduct of our business by all of our employees, executive officers (including our principal executive officer and principal financial officer/principal accounting officer (or persons performing similar functions)), and directors. This code satisfies the requirement that we have a “code of conduct” under NYSE and SEC rules and is available on our website identified above. To the extent required, we intend to disclose future amendments to certain provisions of this code, or waivers of such provisions, applicable to any of our executive officers or directors, on our website identified above.
Insider Trading Policy
We have adopted policies and procedures designed to prohibit unlawful insider trading and hedging. Our Insider Trading Policy prohibits all directors, officers, and employees, as well as members of such persons’ immediate families and households (other than household employees) and such persons’ controlled entities, from engaging in transactions in securities, whether issued by us or another company, when in possession of material non-public information related to the company, or from conveying material non-public information to others.

The policy also prohibits engaging in the following: (a) short-term trading; (b) short sales; (c) transactions involving publicly traded options or other derivatives, such as trading in puts or calls; and (d) hedging transactions with respect to Company securities. The Insider Trading Policy further prohibits holding Company securities in a margin account or pledging Company securities as collateral for a loan. We believe our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and NYSE listing standards. A copy of our Insider Trading Policy was filed as Exhibit 19 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Director Compensation
The chart below sets forth the fees paid to non-employee directors in 2024.

Annual Cash Retainer (other than the Chairman):	$70,000
Executive Chairman of the Board of Directors*	$243,000
Committee Chairperson Retainers:
Audit Committee	$25,000
Compensation and Talent Committee	$15,000
Nominating and Governance Committee	$15,000
Committee Membership Retainers:
Audit Committee	$10,000
Compensation and Talent Committee	$10,000
Nominating and Governance Committee	$10,000

The Compensation and Talent Committee believes directors should be incentivized to improve the long-term value of the Company and promote stockholder returns. Accordingly, in addition to the above fees, our directors are also compensated with equity awards under the Company’s 2021 Omnibus Incentive Plan (the “2021 Plan”). On May 11, 2022, the Company awarded each non-employee director 9,320 restricted stock units (“RSUs”), which vested on May 11, 2023 (the first anniversary of the date of grant). On February 6, 2023, the Company awarded 24,854 RSUs to Mr. Clempson upon his appointment to the board, which vested on February 6, 2024 (the first anniversary of the date of grant). On May 6, 2023, the Company awarded each non-employee director 34,979 RSUs, which vested on May 6, 2024. On July 3, 2023, the Company awarded 21,397 RSUs to Ms. Gloeckler, upon her re-appointment to the board, which vested on May 6, 2024. On June 11, 2024, the Company awarded each non-employee director 29,166 RSUs, which vested on June 11, 2025, (the first anniversary of the date of grant), provided that the director remains on the Board through such date. In addition, the Company has entered into an indemnification agreement with each of its directors, which requires the Company to indemnify them against certain liabilities that may arise as a result of their status or service as directors of the Company. The Company pays the premiums on the directors’ and officers’ liability insurance policies. The Company also reimburses members of the Board of Directors for travel expenditures related to their services to the Company.

*Chairman of the Board Compensation
As Executive Chairman of the Board, Mr. Rubel received a base salary of $243,000 in 2024. Mr. Rubel assumed the role of Executive Chairman in February 2023, and his 2023 compensation reflects such partial year of service. Mr. Rubel did not receive any cash incentive bonus in 2023. On February 6, 2023, upon assuming the role of Executive Chairman, Mr. Rubel received an award of 75,000 RSUs, which vested on February 6, 2024 (the first anniversary of the date of grant), and on May 6, 2023, received an additional award of 25,000 RSUs, which also vested on February 6, 2024. Effective May 1, 2025, Mr. Rubel will no longer serve as Executive Chairman and will transition back to non-Executive Chairman of the Board.
The following table sets forth the compensation awarded to, earned by, or paid to Holley’s Board of Directors during the fiscal year ended December 31, 2024:

Director	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Other Compensation ($)	Total ($)
Matthew Rubel(2)	243,750	104,998	—	348,748
Anita Sehgal	95,000	104,998	—	199,998
Michelle Gloeckler(3)	279,716	84,090	696,300	1,060,106
Ginger M. Jones	105,000	104,998	—	209,998
Owen Basham(4)	90,000	104,998	—	194,998
James Coady(4)	80,000	104,998	—	184,998
Graham Clempson	95,000	104,998	—	199,998

(1)
The amounts provided represent the aggregate grant date fair value of RSUs granted as board compensation in 2024 under the 2021 Plan. The fair value of the annual 2024 RSU award to each non-employee director was $3.60 per share, which was equal to the price of the underlying common stock on the date of grant.

(3)
The amounts reported as other compensation are related to Ms. Gloeckler’s role as Interim President and Chief Executive Officer and consisted of salary, stock awards, annual bonus, and perquisites. The 2023 bonus paid to Ms. Gloeckler in respect of service during the fiscal year ended December 31, 2023, was paid in the first quarter of 2024. See the Summary Compensation table for additional detail.

(4)
Director cash compensation attributable to Mr. Basham’s and Mr. Coady’s service was paid to Sentinel Capital Partners. In addition, awards of RSUs attributable to Mr. Basham’s and Mr. Coady’s service are held by Sentinel Capital Partners.

PROPOSAL 1
Election of Directors

Our Board is divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. Class I directors, which consist of Mses. Gloeckler and Sehgal and Mr. Stevenson served for a term expiring at this Annual Meeting. Class II directors, which consist of Ms. Jones and Mr. Coady, and Class III directors, which consist of Messrs. Rubel, Basham, and Clempson, will serve for a term expiring at the 2026 and 2027 annual meeting of stockholders, respectively. At each succeeding annual meeting of stockholders, directors will be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting of the stockholders. There will be no limit on the number of terms a director may serve on the Board.

There are three Class I directors whose term of office expires at the Annual Meeting. Our Nominating and Governance committee has recommended, and our Board has approved, Anita Sehgal, Michelle Gloeckler, and Matthew J. Stevenson as nominees for election as directors at the Annual Meeting. If elected at the Annual Meeting, each of these nominees would serve until the 2028 annual meeting of stockholders or until his or her successor has been duly elected and qualified, or, if sooner, until his or her earlier death, resignation removal, retirement, or disqualification.

Each of the nominees has consented to serve as a director, if elected. We have no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve. If any nominee becomes unable or unwilling to stand for election as a director, proxies will be voted for any substitute as designated by the Board, or alternatively, the Board may reduce the size of the Board.

Our Board recommends a vote “FOR” the election of each nominee.

Director Nominees
For each of the three director nominees standing for election, the following describes certain biographical information and the specific experience, qualifications, attributes, or skills that qualify them to serve as our directors and, as applicable, the Board committees on which they serve.

Matthew J. Stevenson | 47 President and Chief Executive Officer, Holley Inc. DIRECTOR SINCE 2023
COMMITTEES	OTHER PUBLIC COMPANY BOARDS
None	• None
BACKGROUND

Mr. Stevenson currently serves as President and Chief Executive Officer and a Director, positions he has held since June 6, 2023. Prior to joining the Company, Mr. Stevenson served as President of Blue Bird Corporation, a designer and manufacturer of school buses, since July 2021, and had served as President and Chief Executive Officer of Blue Bird since November 2021. From 2020 until he joined Blue Bird Corporation, Mr. Stevenson served as an independent advisor to Hyliion, Inc. in the commercial vehicle electric powertrain market and various private equity firms in the consumer services space. Mr. Stevenson also served as President of Terminix Residential from 2017 to 2019, which was a subsidiary of ServiceMaster Global Holdings, Inc. engaged in the business of providing termite and pest services to residential and commercial customers. Mr. Stevenson has served as a Board Member for National Pool Partners since 2021. Mr. Stevenson holds a Bachelor of Science degree in Management with a concentration in Marketing from Kettering University. He also has a Master of Business Administration degree from the Ross School of Business at the University of Michigan.

Mr. Stevenson’s qualifications to serve on our Board include his strategic leadership, business development and financial skills.

Michelle Gloeckler | 58 Former EVP, Walmart & Executive, Hershey DIRECTOR SINCE 2021
COMMITTEES	OTHER PUBLIC COMPANY BOARDS
• Compensation and Talent Committee	• BJ’s Wholesale Club
• Nominating and Governance Committee
BACKGROUND

Ms. Gloeckler has served as a member of our Board since July 2021, and from February 2023 to June 2023, she served as our Interim Chief Executive Officer. Prior to her appointment as Interim Chief Executive Officer, Ms. Gloeckler served as the Chair of each of the Board’s Compensation and Talent Committee and Nominating and Governance Committee. Ms. Gloeckler is a former retail executive with more than thirty years of experience in retail, consumer-packaged goods, merchandising, sourcing, manufacturing and strategy. In December 2021, Ms. Gloeckler was appointed as an independent member of the board of directors of Pairwise. Ms. Gloeckler has been a member of the board of directors of BJ’s Wholesale Club (NYSE: BJ) since September 2019, where she serves on the nominating and governance committee. From May 2021 through December 2024, Ms. Gloeckler served as a member of the board of directors of The Duckhorn Portfolio, Inc. (NYSE: NAPA), where she served as a Lead Director, Chair of Compensation Committee and on the audit committee and nominating and corporate governance committee. Ms. Gloeckler served as an independent director on Benson Hill Biosystems, Inc.’s board and audit committee from 2019 to 2021 and was the Chief Merchant & President International for Academy Sports & Outdoors, a sporting goods retailer, from August 2016 to January 2019. Ms. Gloeckler was an executive at Walmart Inc. (NYSE: WMT), from February 2009 to August 2016, where she held various executive roles. Most recently, she served as Executive Vice President, Consumables, Health and Wellness, and led their U.S. manufacturing initiative. Prior to that, Ms. Gloeckler held leadership roles at The Hershey Company, a global confectionary manufacturer. Ms. Gloeckler served on The University of Michigan Dean’s Advisory Council from 2015 to 2022. She holds a Bachelor’s Degree in Communication and Psychology from the University of Michigan.

Ms. Gloeckler’s qualifications to serve on our Board include her extensive business and management experience, along with her extensive private and public company board and committee experience.

Anita Sehgal | 52 SVP, Marketing & Communications, Houston Astros DIRECTOR SINCE 2022
COMMITTEES	OTHER PUBLIC COMPANY BOARDS
• Nominating and Governance Committee (Chair)	• Reitmans (Canada) Limited (RET)
• Audit Committee
BACKGROUND

Ms. Sehgal has served as a member of our Board since May 2022. Ms. Sehgal is currently in her 11th year with the Houston Astros, currently serving as Executive Vice President, Marketing & Communications. In her role, Anita provides strategic leadership for the ballclub’s retail, advertising, marketing, communications, broadcasting, and alumni relations, including support for a broad variety of sponsorship, ticket, special event, community, and the Astros Golf Foundation and Texas Children’s Houston Open initiatives. Prior to joining the Houston organization, Anita spent over 20 years in various strategic marketing functions with several organizations, including FGL Sports, Best Buy and Academy Sports + Outdoors. Hailing from Canada’s Regina, Saskatchewan, Anita, who earned her United States citizenship in September of 2019, received a bachelor’s of business administration degree, with a focus in marketing and human resources, from the University of Regina. She plays an active role in several Houston-based organizations, including her position as an Executive Committee Board Member of the Boys and Girls Club of Greater Houston and a Board Member of WISE Houston. She is also an active Marketing 50 member of World 50 and participates in Greater Houston Partnership Executive Women Program. Anita serves as an Independent Board Director with Reitman’s Canada, Ltee, and Holley Inc – where she also serves as Chair for the Governance & Nominating Committee. She is also a member of Women’s Corporate Directors and NACD. In 2016, Anita was honored as one of Houston’s Top 15 Business Women by the National Diversity Council. In 2018, Anita was honored again by the National Diversity Council as the National Business Woman of the Year. She also received honors in 2018 as one of Texas Executive Women’s Women on the Move. In November 2021, Anita was celebrated with the Woman of Inspiration award by WISE Houston, and she was also recognized in both 2021 and 2022 by the National Diversity Council as a Power 50, for her contributions and commitment to both business and community. In 2023, Houston Woman’s Magazine honored Anita as one of 50 Women of Influence.

Ms. Sehgal’s qualifications to serve on our Board include her extensive business and marketing experience.

Directors Continuing in Office Until the 2026 Annual Meeting of Stockholders

James D. Coady | 55 Partner, Sentinel Capital Partners DIRECTOR SINCE 2021
COMMITTEES	OTHER PUBLIC COMPANY BOARDS
• Nominating and Governance Committee	None
BACKGROUND

Mr. Coady has served as a member of our Board since July 2021 and, prior to the Business Combination, previously served as a director of Holley Intermediate since 2018. Mr. Coady is a partner of Sentinel Capital Partners. Prior to joining Sentinel in 1998, Mr. Coady spent three years as an associate at First Chicago Equity Capital, the private equity division of First Chicago NBD, and two years as an analyst at Alex. Brown & Sons. He currently serves as a director of Sentinel portfolio companies American West Restaurant Group, High Bar Brands, Empire Auto Parts and Spectrum Safety Solutions. He also served as a director of Cabi, Chase Doors, Checkers, Colson, Cottman, Engineered Controls, Falcon Holdings, Fasloc, Huddle House, Interim Healthcare, Massage Envy, Metro Dentalcare, Midwest Wholesale, Newk’s Eatery, Nivel, NorSun Food Group, Pet Supplies Plus, Quick Weight Loss Centers, RotoMetrics, Southern California Pizza, and Vintage Parts prior to Sentinel’s sale of these businesses. Mr. Coady holds an MBA from Northwestern University’s J.L. Kellogg Graduate School of Business and an AB from Harvard University.

Mr. Coady’s qualifications to serve on our Board include his experience related to private equity and transactional matters and post-acquisition oversight of operational performance at portfolio companies.

Ginger M. Jones | 60 Former SVP and CFO, Cooper Tire & Rubber Company DIRECTOR SINCE 2021
COMMITTEES	OTHER PUBLIC COMPANY BOARDS
• Audit Committee (Chair)	• Tronox Holdings plc
• Compensation and Talent Committee	• Nordson Corporation
BACKGROUND

Ms. Jones has served as a member of our Board since July 2021. Ms. Jones has been a member of the board of directors of Tronox Holdings plc (NYSE: TROX) since April 4, 2018, and currently serves as its audit committee chair and member of the corporate governance and sustainability committee. Since December 2019, Ms. Jones has served as a member of the board of directors of Nordson Corporation (NASDAQ: NDSN), and currently serves on the audit committee and the compensation committee. From October 2013 to October 2020, Ms. Jones was a member of the board of directors of Libbey Inc. (NYSE: LBY), where she chaired its audit committee. Prior to her retirement in December 2018, Ms. Jones served as Vice President and Chief Financial Officer of Cooper Tire & Rubber Company (NYSE: CTB) beginning in December 2014 and was promoted to Senior Vice President and Chief Financial Officer in February 2016. At Cooper, Ms. Jones was responsible for Cooper’s financial operations, investor relations, business information systems, and corporate strategic planning. Prior to joining Cooper, Ms. Jones served as Senior Vice President and Chief Financial Officer of Plexus Corp. (NASDAQ: PLXS) from 2007 to 2014, and Vice President and Corporate Controller of Banta Corporation from 2002 to 2007 (formerly NYSE: BN). A certified public accountant, Ms. Jones began her career with Deloitte & Touche. Ms. Jones holds a Master of Business Administration from The Ohio State University and a Bachelor’s Degree in Accounting from the University of Utah.

Ms. Jones’ qualifications to serve on our Board include her substantial experience in accounting and finance, along with her extensive experience in senior management.

Directors Continuing in Office Until the 2027 Annual Meeting of Stockholders

Matthew Rubel | 67 Executive Chairman, Holley Inc.; Chairman of Executive Board, MidOcean Partners DIRECTOR SINCE 2020
COMMITTEES	OTHER PUBLIC COMPANY BOARDS
None	• The Joint Chiropractic
BACKGROUND

Mr. Rubel has served as the Executive Chairman of our board of directors since February 2023. Prior to assuming the role of Executive Chairman, Mr. Rubel served as the Company’s non-executive Chairman of the Board since its Business Combination with Empower in July 2021. Prior to the Business Combination, Mr. Rubel served as Empower’s Chief Executive Officer and Chairman since August 2020. Mr. Rubel serves as the Chairman of MidOcean’s Executive Board since joining the firm in 2018, where he leads the Executive Board’s efforts to provide industry insights to MidOcean’s investment teams and portfolio companies.

Mr. Rubel is a renowned retail and brand Chief Executive Officer, having led many successful global brands and businesses. Most recently, Mr. Rubel served as Chief Executive Officer, President, and Board Member of Varsity Brands, a leader in sport, spirit, and achievement products, which he strategically focused and integrated. Previously, Mr. Rubel served as Chairman, Chief Executive Officer and President of Collective Brands, Inc., which included Payless ShoeSource, Sperry Topsider, Saucony, Stride Rite, and Keds. Prior to Collective Brands, Mr. Rubel was Chairman, Chief Executive Officer, and President of Cole Haan LLC, from 1999 to 2005. Prior to Cole Haan, he served in senior management roles at J. Crew Group, Revlon, and Murjani International Ltd.

Mr. Rubel has been a director of numerous multinational retail and consumer branded companies. He currently serves as Executive Chairman of MidOcean’s portfolio company KidKraft, and also on the Boards of The Joint Chiropractic and MidOcean’s portfolio company Image Skincare. He previously was an Independent Director at Hudson’s Bay Company (“HBC”), where he served on the Special Committee for HBC’s going private transaction. Mr. Rubel also served as an Independent Director of HSNi, the holding company of HSN and Cornerstone Brands. In addition, Mr. Rubel served as an Independent Director at TreeHouse Foods, Inc., SUPERVALU, ELF Cosmetics, and Furniture Brands, and as an advisor to early-stage technology and retail companies, including Celect, Inc., Retail Next, First Insight, and AfterPay. Mr. Rubel has also worked closely as a Senior Advisor with TPG Capital, TPG Growth, and Roark Capital. He was a presidential appointee to the White House Advisory Committee for Trade Policy Negotiation from 2010 to 2018. Mr. Rubel holds a Bachelor of Science from Ohio University and an MBA from the University of Miami.

Mr. Rubel’s qualifications to serve on our Board include his extensive business and management experience, along with his extensive private and public company board and committee experience.

Owen M. Basham | 39 Partner, Sentinel Capital Partners DIRECTOR SINCE 2021
COMMITTEES	OTHER PUBLIC COMPANY BOARDS
• Compensation and Talent Committee	None
• Nominating and Governance Committee
BACKGROUND

Mr. Basham has served as a member of our Board of Directors since July 2021 and, prior to the Business Combination, previously served as a director of Holley Intermediate since 2018. Mr. Basham is a partner of Sentinel Capital Partners. Prior to joining Sentinel in 2012, he spent two years in the restructuring and special situations group of Macquarie Capital and two years at Nancy Creek Capital, a lower middle market private equity and mezzanine debt firm. He currently serves as a director of Sentinel portfolio companies Empire Auto Parts, High Bar Brands, L2 Brands, and RefrigiWear. He previously served as a director of Altima Dental, Fazoli’s, GSM Outdoors, MB2 Dental, and SONNY’S Enterprises prior to Sentinel’s sale of these businesses. Mr. Basham holds a BS in Commerce from the University of Virginia’s McIntire School.

Mr. Basham’s qualifications to serve on our Board include his strong strategic leadership, business development, and financial skills.

Graham Clempson | 63 Vice Chairman of Executive Board, MidOcean Partners DIRECTOR SINCE 2023
COMMITTEES	OTHER PUBLIC COMPANY BOARDS
• Compensation and Talent Committee (Chair)	None
• Audit Committee
BACKGROUND

Mr. Clempson has served as a member of our Board since February 2023. Prior to that, he was an observer on the Board since the Business Combination. Prior to the Business Combination, Mr. Clempson served as Empower’s President and was a member of Empower’s Board of Directors. He is Vice Chairman of MidOcean, which he co-founded in 2003, and serves on MidOcean’s Executive Board with a focus on the firm’s Investment Strategy, Portfolio Management, and Business Development functions based in New York. Since 2024, Mr, Clempson has also served on the Board of Directors of Everatti Automotive Ltd. Previously, Mr. Clempson was MidOcean’s European Managing Partner, based in London, from the firm’s inception until 2012. In addition to his role at MidOcean, Mr. Clempson serves as Managing Partner at Quartic Capital LLP, which he founded in 2012. Quartic Capital LLP invests in and manages complex portfolios of secondary private equity assets, in partnership with Coller Capital, a leading global secondary private equity investment firm. Prior to co-founding MidOcean, Mr. Clempson held various leadership positions in the European finance and private equity sectors, including CEO of Morgan Grenfell Private Equity, European Managing Partner of Deutsche Bank Capital Partners, and Co-Head of European Investment Banking at Deutsche Bank, with particular responsibility for the bank’s Financial Sponsor Coverage, Leveraged Finance, and High Yield departments. Mr. Clempson began his career at Bankers Trust Company in 1983. Mr. Clempson holds an MA in Law from Oxford University.

Mr. Clempson’s qualifications to serve on our Board include his strategic leadership, business development and financial skills.

PROPOSAL 2
Ratification of Appointment of Independent Registered Public Accounting Firm

Grant Thornton LLP (“Grant Thornton”) has served as the Company’s independent registered public accounting firm since 2021 and had served as principal accountants to Holley Intermediate and its subsidiaries prior to the consummation of the Business Combination. Representatives of Grant Thornton are expected to be present at the Annual Meeting online and will have an opportunity to make a statement if they wish and be available to respond to appropriate questions from stockholders.

As provided in the Audit Committee’s charter, the Audit Committee is responsible for directly appointing, retaining, terminating, and overseeing our independent registered public accounting firm. Our Audit Committee continuously evaluates the independence and effectiveness of Grant Thornton and its personnel, and the cost and quality of its audit and audit-related services.

We are asking stockholders to ratify the Audit Committee’s selection of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2025. While such ratification is not required, the Board is submitting the selection of Grant Thornton to our stockholders for ratification as a matter of good corporate practice. If stockholders do not ratify the selection of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2025, our Audit Committee may reconsider the selection of Grant Thornton as our independent registered public accounting firm. Even if the selection is ratified, the Audit Committee may, in its discretion, select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Our Board of Directors recommends a vote “FOR” the ratification of the selection by the Audit Committee of Grant Thornton as our independent registered public accounting firm.

Independent Public Accountant
The following is a summary of fees paid or to be paid to Grant Thornton for services rendered over the prior two fiscal years.

	FOR THE YEAR ENDED DECEMBER 31, 2024	FOR THE YEAR ENDED DECEMBER 31, 2023
Audit Fees(1)	$1,197,542	$1,182,473
Audit-Related Fees(2)	$7,200	$39,330
Tax Fees(3)	$21,200	$3,078
All Other Fees(4)	$—	$—
Total	$1,225,942	$1,224,881

(1)
Audit fees are the aggregate fees billed or expected to be billed for professional services rendered by the principal accountant for the audit of our annual financial statements for fiscal 2024 and 2023 and review of quarterly financial statements and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years.

(2)
Audit-related fees are the aggregate fees billed or expected to be billed for each of fiscal 2024 and 2023 for professional services relating to comfort letters, consents, and assistance with and review of registration statement filings.

(3)
Tax fees are the aggregate fees billed or expected to be billed for each of fiscal 2024 and 2023 for tax compliance, tax advice and tax planning. For fiscal 2024 and 2023, these services include assistance regarding tax audits.

(4)
All other fees are the aggregate fees billed or expected to be billed for each of fiscal 2024 and 2023 for products and services provided by the principal accountant that do not fall into one of the other three categories above. There were no such fees during fiscal 2024 or 2023.

Pre-Approval Policy
The Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy, under which the Audit Committee annually reviews and pre-approves the services that are expected to be provided by the outside auditor. Any engagement to provide audit or non-audit services that has not been pre-approved through that process must be specifically pre-approved by the Audit Committee if it is to be provided by the outside auditor. All of the services provided by Grant Thornton to us since their appointment were pre-approved by the Audit Committee.

Audit Committee Report*
The Audit Committee has reviewed and discussed our audited financial statements with management, and has discussed with our independent registered public accounting firm the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and SEC. Additionally, the Audit Committee has received the written disclosures and the letter from our independent registered public accounting firm, as required by the applicable requirements of the PCAOB, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. Based upon such review and discussion, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the last fiscal year for filing with the SEC.
Submitted by:
Audit Committee of the Board of Directors
Ginger Jones
Anita Sehgal
Graham Clempson
*
The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

EXECUTIVE COMPENSATION
The following discussion and analysis of compensation arrangements of the named executive officers of Holley for the fiscal year ended December 31, 2024, should be read together with the compensation tables and related disclosures provided below. Compensation information included in the following discussion is presented in actual dollar amounts.
As an emerging growth company, Holley has opted to comply with the executive compensation rules applicable to “smaller reporting companies,” when detailing the executive compensation of Holley’s executives, as such term is defined under the Exchange Act. This section discusses the material elements of compensation awarded to, earned by, or paid to (1) any persons who served as Holley’s principal executive officer during any part of the year; (2) each of the two next most highly compensated executive officers of Holley at the end of 2024; and (3) up to two additional executives for whom disclosure would have been provided but for the fact that the person was not serving as an executive officer at the end of 2024. These individuals are referred to as Holley’s “Named Executive Officers” or “NEOs.” Holley’s NEOs for the year ended December 31, 2024 were (i) Mr. Stevenson, President and Chief Executive Officer; (ii) Mr. Weaver, Chief Financial Officer; and (iii) Ms. Kennedy, EVP, General Counsel & Corporate Secretary.
Holley’s executive compensation program will continue to evolve to reflect our status as a publicly traded company, while still supporting the Company’s overall business and compensation objectives.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS
Below is a list of our executive officers and their respective ages and a brief account of the business experience of each of them.

NAME	AGE	POSITION
Matthew J. Stevenson*	47	President and Chief Executive Officer; Director
Jesse Weaver	43	Chief Financial Officer
Carly Kennedy	43	EVP, General Counsel & Corporate Secretary

*	Please see “Directors Nominees” for information regarding Mr. Stevenson.
Jesse Weaver currently serves as Chief Financial Officer, a position he has held since December 2022. Mr. Weaver has nearly 20 years of experience in finance, strategy, and data analytics. Most recently, he served as SVP of Finance at Smile Direct Club (NASDAQ:SDC) from January 2021 to December 2022, where he was responsible for leading the Financial Planning and Analysis, Investor Relations, Strategy, Treasury, and Risk functions. Prior to SDC, Mr. Weaver was VP of Financial Planning and Analysis at Dollar General (NYSE: DG) from August 2017 to January 2021, where he was responsible for leading near-term and long-term strategic financial planning as well as driving the company’s zero-based budgeting efforts. Before joining Dollar General, Mr. Weaver held multiple leadership positions in finance at Yum Brands (NYSE: YUM) U.S. Pizza Hut division, including strategy, financial planning, and data analytics. Prior to that, he was part of the M&A and capital advisory teams for a middle-market investment bank. He holds a Bachelor’s Degree in Business Administration with a major in Finance from Belmont University and a Master of Business Administration with concentrations in Finance, Strategy, and Entrepreneurship from the University of Chicago’s Booth School of Business.
Carly Kennedy has served as Holley’s EVP, General Counsel, and Corporate Secretary since April 2022. She has over 20 years of legal experience across multiple industries, including automotive manufacturing and consumer products. Prior to joining Holley, Ms. Kennedy served as General Counsel of Pampered Chef, a Berkshire Hathaway Company, since May 2021. Prior to joining Pampered Chef, Ms. Kennedy served as Associate General Counsel (from January 2019 to January 2021) and Senior Corporate Counsel (from November 2017 to January 2019) at Tenneco, a leading designer, manufacturer, and marketer of automotive products for original equipment and aftermarket customers. As Associate General Counsel at Tenneco, Ms. Kennedy served as head of litigation, head of labor & employment, and head of safety. Additionally, from September 2015 to October 2017, Ms. Kennedy served as Corporate Counsel at Allison Transmission, a manufacturer of commercial duty automatic transmissions and hybrid propulsion systems. Ms. Kennedy holds a Juris Doctor from Indiana University Robert H. McKinney School of Law, a Master of Public Administration from University of Colorado, and a Bachelor of Arts from Indiana University Bloomington.
Number and Terms of Office of Officers
Our officers are appointed by the Board and serve at the discretion of the Board, rather than for specific terms of office. Our Board is authorized to appoint persons to the offices set forth in our Bylaws as it deems appropriate. Our Bylaws provide that our officers may consist of a Chairman of the Board, Chief Executive Officer, President, Vice Presidents, Secretary, Assistant Secretaries, and such other officers as may be determined by the Board.

Summary Compensation Table
The following table presents information regarding the compensation of Holley’s named executive officers for services rendered during 2024:

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)(1)	BONUS ($)(2)	OPTION AWARDS ($)(3)	STOCK AWARDS ($)(4)	NON-EQUITY INCENTIVE COMPENSATION ($)(5)	ALL OTHER COMPENSATION ($)(6)	TOTAL ($)
Matthew J. Stevenson President and Chief Executive Officer	2024	$683,846	$—	$—	$—	$350,000	$4,312	$1,038,158
	2023	$387,692	$700,000(2)	$—	$7,614,400	$721,000	$217,157	$9,640,249
Jesse Weaver Chief Financial Officer	2024	$424,967	$—	$—	$652,496	$141,377	$2,573	$1,221,413
	2023	$435,000	$—	$—	$752,499	$291,233	$17,854	$1,496,586
Carly Kennedy EVP, General Counsel and Corporate Secretary	2024	$320,428	$—	$—	$491,997	$81,999	$11,021	$905,445
	2023	$326,469	$—	$—	$480,000	$168,132	$24,004	$998,605

(1)	Mr. Stevenson’s annual base salary is $700,000. Mr. Stevenson joined Holley in June 2023, and his 2023 salary reflects such partial year of employment.
(2)	The amount reported represents a signing bonus paid to Mr. Stevenson in 2023.
(3)
The amounts reported in this column include the grant date fair value computed in accordance with FASB ASC Topic 718 for each named executive officer related to grants of stock options pursuant to our 2021 Plan and do not reflect whether the recipient has realized a financial gain from such awards (such as by exercising stock options). For additional information regarding the assumptions used in determining these values, see Note 14 to our 2024 financial statements located in our Annual Report on Form 10-K for such fiscal year.

(4)
The amounts shown represent the grant date fair value computed in accordance with FASB ASC Topic 718 with respect to each fiscal year for each named executive officer related to grants of restricted stock awards and do not reflect whether the recipient has realized a financial gain from such awards (such as a lapse in a restricted stock award). The restricted stock awards consist of RSUs and performance share units (“PSUs”) granted pursuant to our 2021 Plan, except for the RSU and PSU awards granted to Mr. Stevenson, which were granted outside of the 2021 Plan as employment inducement awards. Amounts related to RSUs are calculated using the closing sales price of our common stock on the grant date. Amounts related to PSUs granted under the 2021 Plan are calculated using the closing sales price of our common stock on the grant date assuming that the target level of performance will be achieved. Amounts related to PSUs granted as inducement awards, which are subject to a market condition, are calculated using a Monte Carlo valuation on each award on the grant date. For additional information regarding the assumptions used in determining these values, see Note 14 to our 2024 financial statements located in our Annual Report on Form 10-K for such fiscal year.

(5)
Represents amounts earned in the specified fiscal year and paid in the following fiscal year under the specified fiscal year’s short-term incentive compensation arrangement. The 2024 amounts include a cash recognition award granted to our NEOs in connection with their service during fiscal year 2024.

(6)
The 2024 amounts reported as earned by each named executive officer in this column represent: (i) for Mr. Stevenson, $42,789 in employer matching contributions made under the 401(k) plan and $1,524 paid for life and disability insurance premiums, and $5,135 paid for country club dues, (ii) for Mr. Weaver, $13,914 in employer matching contributions made under the 401(k) plan, (iii) for Ms. Kennedy, $10,300 in employer matching contributions made under the 401(k) plan and $720 paid for life and disability insurance premiums. The 2023 amounts reported as earned by each named executive officer in this column represent: (i) for Mr. Stevenson, $185,108 paid for relocation costs, $23,084 in employer matching contributions made under the 401(k) plan, $3,830 paid for life and disability insurance premiums, and $5,135 paid for country club dues, (ii) for Mr. Weaver, $13,914 in employer matching contributions made under the 401(k) plan, $3,250 paid under the executive physical exam program, $378 paid for communication devices, and $312 paid for life and disability insurance premiums, (iii) for Ms. Kennedy, $14,484 in employer matching contributions made under the 401(k) plan, $5,580 paid for country club dues, $3,250 paid under the executive physical exam program, $378 paid for communication devices, and $312 paid for life and disability insurance premiums.

Narrative Disclosure to the Summary
Compensation Table
Executive Employment Agreements
For a discussion of the severance pay and other benefits to be provided to Holley’s named executive officers in connection with a termination of employment and/or a change in control under arrangements with each of Holley’s named executive officers, please see “Potential Payments Upon Termination or Change In Control” below.
Matthew Stevenson. Mr. Stevenson has served as Holley’s President and Chief Executive Officer since June 2023 pursuant to an employment agreement dated May 13, 2023, which provides for an initial term of one year with automatic one-year renewal periods thereafter unless terminated earlier. Under Mr. Stevenson’s employment agreement, he is entitled to receive an annual base salary of $700,000, subject to an annual review and increase (but not decrease) as determined by the board of directors. Pursuant to Mr. Stevenson’s employment agreement, he is also eligible to receive a target annual incentive bonus equal to 100% of his base salary and a maximum bonus opportunity of 200%, based upon the achievement of pre-established performance objectives set by the board of directors, subject to continued employment through the applicable payment date.
Jesse Weaver. Mr. Weaver has served as Holley’s Chief Financial Officer since December 2022 pursuant to an employment agreement dated December 12, 2022, which provides for an initial term of five years with automatic one-year renewal periods thereafter unless terminated earlier. Under Mr. Weaver’s employment agreement, he is entitled to receive an annual base salary of $435,000, subject to an annual review and increase (but not decrease) as determined by the board of directors. Mr. Weaver’s annual base salary was increased to $475,000 in 2024. Pursuant to Mr. Weaver’s employment agreement, he is also eligible to receive a target annual incentive bonus equal to 65% of his base salary and a maximum bonus opportunity of 130%, based upon the achievement of pre-established performance objectives set by the board of directors, subject to continued employment through the applicable payment date.
Carly Kennedy. Ms. Kennedy has served as Holley’s Executive Vice President, General Counsel, and Corporate Secretary since April 2022 pursuant to an employment agreement dated March 30, 2022, which provides for an initial term of five years with automatic one-year-renewal periods thereafter unless terminated earlier. Under Ms. Kennedy’s employment agreement, she is entitled to receive an annual base salary of $320,000, subject to an annual review and increase (but not decrease) as determined by the board of directors. Ms. Kennedy’s annual base salary was increased to $328,000 in 2023. Pursuant to Ms. Kennedy’s employment agreement, she is also eligible to receive a target annual incentive bonus equal to 50% of her base salary and a maximum bonus opportunity of 100%, based upon the achievement of pre-established performance objectives set by the board of directors, subject to continued employment through the applicable payment date.
Annual Bonuses
For the fiscal year ended December 31, 2024, the Board determined that the minimum threshold for a bonus payout was not met. However, in recognition of Messrs. Stevenson and Weaver and Ms. Kennedy’s strong execution and performance during the year the Board exercised its discretion to approve a recognition award. Based on the actual level of achievement of the performance objectives, a discretionary recognition award was funded at 50%. The awards were paid in the first quarter of 2025.
The 2023 bonuses paid to Messrs. Stevenson and Weaver and Ms. Kennedy in respect of service during the fiscal year ended December 31, 2023, were paid in the first quarter of 2024 and were determined based on the achievement of adjusted EBITDA targets. Executive bonus payments are generally subject to the executive remaining employed with Holley through the payment date. For the fiscal year ended December 31, 2023, based on the actual level of achievement of the performance objectives, the bonus was funded at 103%.
Executive bonus payments are generally subject to the executive remaining employed with Holley through the payment date.

Stock Option Awards
In 2022, the Company granted stock options as long-term incentive awards to certain employees, including its named executive officers, pursuant to the 2021 Plan. In 2022, the Board approved an option award to Ms. Kennedy exercisable for 33,953 shares of the Company’s Common Stock. The option award vests in three equal installments on each of the first three anniversaries of the date of grant, subject to Ms. Kennedy’s continued employment through the applicable vesting date. The option award held by Ms. Kennedy as of the last day of fiscal year ended December 31, 2023, is set forth in the “Outstanding Equity Awards at Fiscal Year-End” table below. The Company did not grant any stock option awards in the fiscal year ended December 31, 2024.
Restricted Stock Awards
In 2022, the Company granted RSUs as long-term incentive awards to certain employees, pursuant to the 2021 Plan. In connection with her appointment as an executive officer of Holley, Ms. Kennedy received a long-term incentive grant of 12,923 RSUs on May 6, 2022. The annual long-term incentive restricted stock award vests in equal, or nearly equal, installments on each of the first three anniversaries of the grant date, subject to Ms. Kennedy’s continuous employment through such date.
The Company also granted RSUs as retention awards to certain employees on November 17, 2022, pursuant to the 2021 Plan. Ms. Kennedy received a retention award for 34,423 shares of RSUs. The retention restricted stock award vests in equal, or nearly equal, installments on each of the first two anniversaries of the grant date, subject to Ms. Kennedy’s continuous employment through such date.
In 2023, the Company’s long-term incentive compensation mix replaced stock options awards with awards of PSUs. The Company granted restricted stock awards as long-term incentive awards to certain employees, including its named executive officers, on March 8, 2023, pursuant to the 2021 Plan. Grants were made to Mr. Weaver for 164,773 shares of RSUs and 164,772 shares of PSUs. Grants were made to Ms. Kennedy for 121,212 shares of RSUs and 121,212 shares of PSUs. The annual long-term incentive RSUs vest in equal, or nearly equal, installments on each of the first three anniversaries of the grant date, subject to the executive’s continuous employment through such date. The annual long-term incentive PSUs vest in equal, or nearly equal, installments on each of the first three anniversaries of the grant date based on the achievement of established performance criteria, subject to the executive’s continuous employment through such date.
In connection with his appointment as President and Chief Executive Officer of Holley, Mr. Stevenson received an inducement award on June 6, 2023, in the form of (1) 1,000,000 RSUs, which vest on each of the first four anniversaries of the grant date, subject to Mr. Stevenson’s continuous employment through such date and (2) 1,520,000 PSUs, which vest upon the achievement of certain stock price metrics, subject to Mr. Stevenson’s continued employment with Holley.
In 2024, the Company’s long-term incentive compensation mix replaced stock options awards with awards of PSUs. The Company granted restricted stock awards as long-term incentive awards to certain employees, including its named executive officers, on March 4, 2024, pursuant to the 2021 Plan. Grants were made to Mr. Weaver for 77,310 shares of RSUs and 77,310 shares of PSUs. Grants were made to Ms. Kennedy for 58,294 shares of RSUs and 58,293 shares of PSUs. The annual long-term incentive RSUs vest in equal, or nearly equal, installments on each of the first three anniversaries of the grant date, subject to the executive’s continuous employment through such date. The annual long-term incentive PSUs vest in equal, or nearly equal, installments on each of the first three anniversaries of the grant date based on the achievement of established performance criteria, subject to the executive’s continuous employment through such date.
Each of the restrictive stock units held by Holley’s named executive officers as of the last day of fiscal year ended December 31, 2023, is set forth in the “Outstanding Equity Awards at Fiscal Year-End” table below.
Health and Welfare Plans
Holley’s named executive officers were eligible to participate in its employee benefit plans, including its medical, dental, vision, life, disability, health, and dependent care flexible spending accounts and accidental death and dismemberment benefit plans, in each case on the same basis as all of its other employees. In addition, Holley’s named executive officers are entitled to an executive physical exam on an annual basis.
Retirement Plans
Holley sponsored a retirement plan intended to qualify for favorable tax treatment under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), containing a cash or deferred feature that was intended to meet the requirements of Section 401(k) of the Code, for the benefit of its employees, including the named executive officers. Participants could make pre-tax contributions to the plan from their eligible earnings up to the statutorily prescribed annual limit on pre-tax contributions under the Code. Participants who were 50 years of age or older could contribute additional amounts based on the statutory limits for catch-up contributions. All employee contributions were allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions. Pre-tax contributions by participants to the plan and the income earned on those contributions were generally not taxable to participants until withdrawn, and participant contributions were held in trust as required by law. No minimum benefit was provided under the plan. An employee was 100% vested in his or her pre-tax deferrals when contributed.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth restricted stock awards held by each of Holley’s named executive officers as of December 31, 2024.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Matthew Stevenson	750,000	2,272,500	1,970,000	5,969,100
Jesse Weaver	212,412	643,608	106,464	322,586
Carly Kennedy	143,410	434,532	79,266	240,176

(1)	Reflects RSUs that vest as described in the table below.

Name	Grant Date	Number of Unvested Units	Vesting Schedule
Matthew Stevenson	6/6/2023	750,000	Subject to four-year pro-rata vesting on June 6 of each of 2024, 2025, 2026, and 2027
Jesse Weaver	3/8/2023	25,253	Subject to two-year pro-rata vesting; the remaining units vest on March 8, 2025
	3/8/2023	109,849	Subject to three-year pro-rata vesting; vesting 50% of the remaining units vest on March 8 of each of 2025 and 2026
	3/4/2024	77,310	Subject to three-year pro-rata vesting on March 4 of each of 2025, 2026 and 2027
Carly Kennedy	5/6/2022	4,308	Subject to three-year pro-rata vesting; the remaining units vest on May 6 of 2025
	3/8/2023	80,808	Subject to three-year pro-rata vesting; 50% of the remaining units vest on March 8 of each of 2025 and 2026
	3/4/2024	58,294	Subject to three-year pro-rata vesting on March 4 of each of 2025, 2026 and 2027

(2)	The value is based on the $3.03 closing price of the Company’s common stock as of December 31, 2024.
(3)
Reflects PSUs that vest as described in the table below. The number of unvested 2023 – 2025 PSU awards assumes performance at the target level (100%). Actual 2023 – 2025 PSU awards will be earned between 0% and 150% based on achievement of the established performance criteria over the applicable performance periods.

Name	Performance Period	Number of Unvested Units	Vesting Schedule
Matthew Stevenson	2023 - 2030	1,970,000	Earned units vest based on achievement of certain stock price targets within the performance period
Jesse Weaver	2023 - 2026	106,464	Earned units are subject to three-year pro-rata vesting on the last day of each performance period, based on achievement of established performance metrics
Carly Kennedy	2023 - 2026	79,266	Earned units are subject to three-year pro-rata vesting on the last day of each performance period, based on achievement of established performance metrics

The following table sets forth outstanding option awards held by Holley’s named executive officers as of December 31, 2024.

	Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Carly Kennedy	May 6, 2022	22,635	11,318	$9.95	May 6, 2032

Additional Narrative Disclosure
Overview
Holley has an executive compensation program that is designed to align compensation with Holley’s business objectives and the creation of stockholder value, while enabling Holley to attract, motivate, and retain individuals who contribute to the long-term success of Holley.
Decisions regarding executive compensation reflect our belief that the executive compensation program must be competitive in order to attract and retain our executive officers. The Compensation and Talent Committee seeks to implement our compensation policies and philosophies by linking a significant portion of our executive officers’ cash compensation to performance objectives and by providing a portion of their compensation as long-term incentive compensation in the form of equity awards. Compensation for our executive officers have three primary components: base salary, an annual cash incentive bonus, and long-term incentive compensation in the form of restricted stock unit awards, performance stock unit awards and options.
Base Salary
It has been Holley’s historical practice to assure that base salary is fair to the executive officers, competitive within the industry and reasonable in light of Holley’s cost structure. Following the Business Combination, our Compensation and Talent Committee determines base salaries and manage the base salary review process, subject to existing employment agreements.
Annual Bonuses
Holley may use annual cash incentive bonuses for the executive officers to tie a portion of their compensation to financial and operational objectives achievable within the applicable fiscal year. Annual cash bonuses will be administered by the Compensation and Talent Committee and at beginning of each year, the Compensation and Talent Committee will select the performance targets, target amounts, target award opportunities, and other term and conditions of annual cash bonuses for the executive officers, subject to the terms of any employment agreement. Following the end of each year, the Compensation and Talent Committee will determine the extent to which the performance targets were achieved and the amount of the award that is payable to the executive officers.
Stock-Based Awards
Holley may use time-based and performance-based restricted stock awards and has historically used stock options to reward long-term performance of the executive officers. Holley believes that providing a meaningful portion of the total compensation package in the form of stock-based awards will align the incentives of its executive officers with the interests of its stockholders and serve to motivate and retain the individual executive officers. Long-term incentive stock-based awards are granted under the 2021 Plan.
Clawback Policy
Holley has adopted an Incentive Compensation Recovery Policy (the “Clawback Policy”) that complies with Section 10D of the Exchange Act, and the listing standards of the NYSE. The Clawback Policy applies to the Company’s current and former executive officers, as defined in Rule 10D-1 under the Exchange Act. Under the Clawback Policy, the Company must recover erroneously awarded incentive-based compensation on a pre-tax basis, subject to limited exceptions, in the event the Company is required to prepare an accounting restatement, regardless of whether an executive officer engaged in any misconduct or is otherwise at fault. The Clawback Policy applies to incentive-based compensation received by an executive officer during the three completed fiscal years immediately preceding the date it is determined that the Company is required to prepare an accounting restatement.
Employment Agreements
In addition to the disclosure above under “Executive Employment Agreements,” the following terms apply in connection with the resignation, retirement, or other termination of each of Messrs. Matthew Stevenson and Jesse Weaver, and Ms. Carly Kennedy (each, an “Executive Officer”) pursuant to their respective executive employment agreements (each an “Employment Agreement”).
Termination (For Cause). Under the Employment Agreements, in the event that an Executive Officer is terminated for cause (as defined in the Employment Agreements) or resigns for any reason, then such Executive Officer shall be entitled to, among other benefits, any unpaid base salary through the date of termination, reimbursement for any unreimbursed business expenses incurred through the date of termination, any accrued but unused vacation time in accordance with Holley policy, and all accrued benefits (e.g., benefits plans, equity awards, grants, in each case in accordance with their terms) (collectively, the “Accrued Benefits”).
Termination (Without Cause) or Resignation for Good Reason. Additionally, under the Employment Agreements, in the event that an Executive Officer is terminated without cause, then such Executive Officer shall be entitled to, among other benefits, the Accrued Benefits, for Mr. Stevenson, 12 months’ salary and for all other Executive Officers, six months’ salary paid in regular installments in accordance with Holley’s general payroll practice (as specified in the Executive Officer’s Employment Agreement), and an annual bonus, if any, that such Executive Officer would have been entitled to for the year in which termination occurs (on a pro-rated basis for any partial year) based on actual financial results for such year and on an assumed target-level achievement by the executive of any personal performance objectives for such annual bonus.
Non-Competition; Non-Interference; Customer Non-Solicit. Each Executive Officer agreed during the term of the applicable Employment Agreement and for one year thereafter (i) to not directly or indirectly compete with the business in which Holley or any of its subsidiaries is engaged on the date of termination or in which they have actively planned, on or prior to such date of termination, to be engaged in on or after such date, in any country in which Holley conducts business or actively plans to conduct business, (ii) to not solicit any individual or entity that was a customer during the twelve-month period immediately prior to such Executive Officer’s termination of employment, and (iii) to not interfere or induce any other person or entity in interfering, with the relationship between Holley or any of its subsidiaries and any of their respective vendors or licensors. Additionally, Holley may extend the term of these non-competition provisions for up to an additional year by providing notice to the Executive Officer at least nine months before the end of the one-year period following such Executive Officer’s employment with Holley, provided that Holley continues to pay such Executive Officer a monthly base salary through the extension period.
Employee Non-Solicit. Additionally, during the employment term and for two years thereafter, each Executive Officer agreed to (i) not solicit any employee of Holley or any of its subsidiaries to leave such employment or hire such employee or materially assist any other person in hiring any such employee and (ii) not interfere or induce any other person or entity in interfering, with the relationship between Holley or any of its subsidiaries and any of their joint ventures.
Potential Payments Upon Termination or Change in Control
Severance Benefits
Other than as set forth below, Holley did not offer or have in place for its named executive officers any formal retirement, severance, or similar compensation programs providing for additional benefits or payments in connection with a termination of employment, change in job responsibility, or change in control as of December 31, 2024.
Matthew Stevenson. Pursuant to Mr. Stevenson’s employment agreement, if Mr. Stevenson’s employment is terminated by Holley without cause or by Mr. Stevenson for good reason (each, as defined in his employment agreement), or Holley elects not to renew the employment agreement, subject to Mr. Stevenson’s execution and non-revocation of a general release of claims in favor of Holley and its officers, directors, and agents, Mr. Stevenson is entitled to (i) continued payment of his base salary as in effect on the date of such termination for 12 months following the date of such termination, (ii) a monthly reimbursement for the costs of continued health benefits for himself and his covered dependents under COBRA for 12 months following the date of such termination or such earlier date on which COBRA coverage terminates, provided that Mr. Stevenson was eligible for continued coverage under COBRA, (iii) a pro-rated annual bonus for the year in which the termination of employment occurs based on Mr. Stevenson’s and Holley’s actual performance, payable at the same time as such bonus would have otherwise been paid had his employment not terminated, and (iv) accelerated vesting of the installment of RSUs eligible to vest during the year of termination. Mr. Stevenson is subject to certain restrictive covenants under his employment agreement, including a one-year post-termination non-compete and non-solicit of customers and suppliers of Holley and its subsidiaries, and a two-year post-termination non-solicit of the employees and consultants of Holley and its subsidiaries.
Jesse Weaver. Pursuant to Mr. Weaver’s employment agreement, if Mr. Weaver’s employment is terminated by Holley without cause (as defined in her employment agreement), subject to Mr. Weaver’s execution and non-revocation of a general release of claims in favor of Holley and its officers, directors, and agents, Mr. Weaver is entitled to (i) continued payment of his base salary as in effect on the date of such termination for six months following the date of such termination, and (ii) a pro-rated annual bonus for the year in which the termination of employment occurs based on Mr. Weaver’s and Holley’s actual performance, payable at the same time as the payment of annual bonuses to other senior executives of Holley. Mr. Weaver is subject to certain restrictive covenants under his employment agreement, including a one-year post-termination non-compete and non-solicit of customers and suppliers of Holley and its subsidiaries, each with an option that Holley extend the restrictions for up to one additional year upon nine months’ written notice and the continued payment of base salary through the extension period, and a two-year post-termination non-solicit of the employees and consultants of Holley and its subsidiaries
Carly Kennedy. Pursuant to Ms. Kennedy’s employment agreement, if Ms. Kennedy’s employment is terminated by Holley without cause (as defined in her employment agreement), subject to Ms. Kennedy’s execution and non-revocation of a general release of claims in favor of Holley and its officers, directors, and agents, Ms. Kennedy is entitled to (i) continued payment of her base salary as in effect on the date of such termination for six months following the date of such termination, and (ii) a pro-rated annual bonus for the year in which the termination of employment occurs based on Ms. Kennedy’s and Holley’s actual performance, payable at the same time as the payment of annual bonuses to other senior executives of Holley. Ms. Kennedy is subject to certain restrictive covenants under her employment agreement, including a one-year post-termination non-compete and non-solicit of customers and suppliers of Holley and its subsidiaries, each with an option that Holley extend the restrictions for up to one additional year upon nine months’ written notice and the continued payment of base salary through the extension period, and a two-year post-termination non-solicit of the employees and consultants of Holley and its subsidiaries.

Change in Control
Awards under the 2021 Omnibus Incentive Plan. Unless provided otherwise in the applicable award agreement, the 2021 Plan provides for the acceleration of outstanding awards that are not assumed in a change in control (as defined in the 2021 Plan) upon certain termination events that occur following such change in control. Except for Mr. Stevenson’s inducement awards (as described below), in the event that an Executive Officer’s employment is terminated by us or a successor without cause or such Executive Officer resigns for good reason (each of “cause” and “good reason” as defined in the 2021 Plan) within the two (2) year period following such change of control, then any outstanding unvested RSU awards will immediately vest as of the date of such Officer’s termination of employment or resignation.
Matthew Stevenson. Pursuant to Mr. Stevenson’s employment agreement, if Mr. Stevenson’s employment is terminated by Holley or a successor without cause (as defined in the 2021 Plan), he resigns for good reason (as defined in his employment agreement) or his employment agreement is not renewed within three months prior to or 12 months after a change in control (as defined in his employment agreement), subject to Mr. Stevenson’s execution and non-revocation of a general release of claims in favor of Holley and its officers, directors, and agents, Mr. Stevenson is entitled to (i) continued payment of his base salary as in effect on the date of such termination for 24 months following the date of such termination, (ii) a monthly reimbursement for the costs of continued health benefits for himself and his covered dependents under COBRA for 12 months following the date of such termination or such earlier date on which COBRA coverage terminates, provided that Mr. Stevenson was eligible for continued coverage under COBRA, (iii) a lump sum payment in an amount equal to the target bonus he would have been entitled to receive for the year in which the termination of employment occurs and (iv) accelerated vesting of (A) all outstanding unvested RSUs and (B) a number of unvested PSUs, if any, based on the attainment of the applicable stock price metrics as of the date of the consummation of the change in control.
Compensation Committee Interlocks and Insider Participation
Our Compensation and Talent Committee consists of Mr. Clempson, who serves as the chair, along with Mr. Basham, Ms. Gloeckler and Ms. Jones. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers that will serve as a member of our board of directors or Compensation Committee.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information about our Common Stock that may be issued under equity compensation plans as of December 31, 2024. As of December 31, 2024, the only equity compensation plan approved by security holders was the Holley Inc. 2021 Omnibus Incentive Plan. In 2024, Mr. Stevenson received equity awards outside of the 2021 Plan as employee inducement awards upon assuming the role of President and Chief Executive Officer of Holley, which did not require shareholder approval under the rules of the NYSE or otherwise.

	(A)	(B)	(C)
	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS(1)	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS(2)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A))(3)
Equity Compensation Plans Approved by Security Holders	3,053,837	$10.99	4,817,648
Equity Compensation Plans Not Approved by Security Holders	1,970,000	—	—
Total	5,023,837	$10.99	4,817,648

(1)
This column reflects RSUs, PSUs and stock options outstanding as of December 31, 2024, that were granted under the 2021 Plan, which was approved by security holders. Additionally, it reflects RSUs and PSUs outstanding as of December 31, 2024, that were granted as employee inducement awards, which did not require shareholder approval.

(2)
The weighted-average exercise price is calculated based solely on the exercise prices of the outstanding stock options and does not reflect the shares that will be issued upon the vesting of outstanding RSUs and PSUs, which have no exercise price.

(3)
This column reflects the total shares of our Common Stock remaining available for issuance under the Holley Inc. 2021 Plan as of December 31, 2024. No additional shares are available for future issuance related to the employee inducement awards.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Policies and Procedures for the Company’s Related Person Transactions
Our Audit Committee charter provides that our Audit Committee must review policies and procedures for the review and approval of related person transactions, as defined in applicable SEC rules, review related person transactions, and oversee other related person transactions governed by applicable accounting standards.
Related Person Transaction Policy
We have adopted a written policy regarding the review and approval or disapproval by our Audit Committee of transactions between us or any of our subsidiaries and any related person (defined to include our executive officers, directors or director nominees, any stockholder beneficially owning in excess of 5% of our stock or securities exchangeable for our stock, and any immediate family member of any of the foregoing persons) in which one or more of such related persons has a direct or indirect interest. In approving or rejecting any such transaction, our Audit Committee will consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including as applicable (1) the Company’s business rationale for entering into the transaction, (2) the alternatives to entering into the transaction, (3) whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, (4) the extent of the related person’s interest in the transaction, and (5) the potential for the transaction to lead to an actual or apparent conflict of interest. Any member of the Audit Committee who is a related person with respect to a transaction under review will not be permitted to participate in the deliberations or vote on approval or disapproval of the transaction.
Related Party Transactions
Holley
Holley Parent LLC Grants
The Holley Stockholder previously made grants of Incentive Units from time to time pursuant to the Holley Stockholder LLCA and the Equity Grant Agreements to certain of its employees and other service providers, including on July 13, 2021, to Mr. Tomlinson, which were fully vested as of December 31, 2023. The aggregate value of the Incentive Units granted to Mr. Tomlinson on July 13, 2021, was $4,027,910.53, which consisted of 688,476.90 C Units, 811,834.33 D-1 Units, 874,830.61 D-2 Units, and 702,007.45 D-3 Units. All of the Incentive Units are generally subject to the terms and conditions of the Holley Stockholder LLCA, with the Class D-1 Units, Class D-2 Units, and Class D-3 Units only participating in proceeds at such time that the Sentinel Investors achieve a return on their investment of 2.0 times, 2.5 times and 3 times, respectively.
Non-Disclosure Agreements
On August 10, 2021, the Company entered into (i) a Non-Disclosure Agreement with Sentinel Capital Partners, and Owen Basham and James Coady, each of whom were nominated to serve as a director of the Company by certain affiliates of Sentinel Capital Partners pursuant to the Stockholders’ Agreement and (ii) a Non-Disclosure Agreement with MidOcean US Advisor, LP, Matthew Rubel, who was nominated to serve as a director of the Company by certain affiliates of MidOcean US Advisor, LP pursuant to the Stockholders’ Agreement, and prior to his appointment as director, Graham Clempson, in his capacity as observer of the board of directors of the Company. The Non-Disclosure Agreements provide that (i) Messrs. Basham and Coady may share certain confidential information obtained in their capacity as directors of the Company with Sentinel Capital Partners and certain representatives of Sentinel Capital Partners, and (ii) Messrs. Rubel and Clempson may share certain confidential information obtained in their capacity as directors of the Company with MidOcean US Advisor, LP and certain representatives of MidOcean US Advisor, LP. Under the Non-Disclosure Agreements, Sentinel Capital Partners and MidOcean US Advisor, LP have each agreed to keep all confidential information shared pursuant to their respective Non-Disclosure Agreement strictly confidential and not disclose such information to any person other than certain representatives for certain specified permissible uses, subject to the terms and conditions of the applicable Non-Disclosure Agreement.

Empower
Founder Shares
Pursuant to the Sponsor Agreement, MidOcean agreed to (i) waive certain of its anti-dilution and conversion rights with respect to its Founder Shares and (ii) an earn-out in respect of 2,187,500 Earn-Out Shares vesting in two equal tranches. The first tranche of 1,093,750 Earn-Out Shares vested during 2022 when the closing price of Holley’s Common Stock exceeded $13.00 per share for a twenty (20) trading day period within a thirty trading day period. The second tranche of 1,093,750 of Earn-Out Shares will vest the earlier of (x) the closing price of the Common Stock equals or exceeds $15.00 per share for any twenty (20) trading days within any thirty trading day period or (y) the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their Common Stock at a price per share equal to or exceeding $15.00 per share. The Earn-Out Shares will be forfeited by MidOcean if the applicable conditions are not satisfied before July 16, 2028 (seven years after the Closing Date).
Private Warrants
Simultaneously with the closing of the initial public offering, Empower sold 4,666,667 Private Warrants to MidOcean at a price of $1.50 per Private Warrant, generating gross proceeds of $7,000,000. Each Private Warrant is exercisable for one share of Common Stock at a price of $11.50 per share. A portion of the net proceeds from the private placement was added to the proceeds from the initial public offering held in the trust account that became available following the Closing. The Private Warrants are non-redeemable and exercisable on a cashless basis so long as they are held by MidOcean or its permitted transferees.
MidOcean and Empower’s officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Warrants until August 15, 2021, the date that was 30 days after the Closing Date.
Registration Rights
MidOcean, the Company and the Holley Stockholder are parties to an A&R Registration Rights Agreement whereby the Company agreed to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of Common Stock and other equity securities of the Company that are held by MidOcean and the Holley Stockholder from time to time. Under the A&R Registration Rights Agreement, the Holley Stockholder and Sponsor are entitled within any twelve-month period to make four written shelf takedown requests that the Company register the resale of any or all of their Common Stock on Form S-3 (or Form S-1 if the Company is ineligible to use Form S-3), so long as such demand is for at least $30,000,000 in shares of Common Stock of all stockholders participating in such shelf takedown, or all registrable securities held by the requesting party. Subject to certain customary exceptions, if the Company proposes to file a registration statement under the Securities Act with respect to its securities, the Company will give notice to the relevant security holders party to the A&R Registration Rights Agreement as to the proposed filing and offer such security holders an opportunity to register the resale of such number of their Common Stock as requested by such stockholders, subject to customary cutbacks in an underwritten offering. Any other stockholders of the Company with piggyback registration rights may also participate in any such registrations, subject to customary cutbacks in an underwritten offering. The Company has filed a registration statement that registers all of the shares of Common Stock and Warrants held by the Holley Stockholder and MidOcean.
Stockholders’ Agreement
At the Closing, the Company and certain affiliates of Sentinel and MidOcean entered into the Stockholders’ Agreement, pursuant to which Sentinel and MidOcean have the right to designate nominees for election to the Company’s board of directors subject to certain beneficial ownership requirements.

BENEFICIAL OWNERSHIP OF SECURITIES
The following table sets forth information known to Holley regarding beneficial ownership of shares of Common Stock as of March 10, 2025, by:
•	each person who is known by us to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock;
•	each of our named executive officers and directors; and
•	all current executive officers and directors as a group.
Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each securityholder identified in the table possesses sole voting and investment power over all securities shown as beneficially owned thereby. Shares of Common Stock subject to options and Warrants that are exercisable or will be exercisable within 60 days of March 10, 2025, are considered outstanding and beneficially owned by the person holding the option or Warrant for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
The beneficial ownership percentages set forth in the table below are based on 119,958,936 shares of Common Stock issued and outstanding as of March 10, 2025.

NAME AND ADDRESS OF BENEFICIAL OWNERS(1)	NUMBER OF SHARES	OWNERSHIP PERCENTAGE (%)
5% Stockholders:
Holley Parent Holdings, LLC(2)	41,556,961	34.6%
MidOcean(3)	15,961,999	13.3%
Allspring Global Investments Holdings, LLC(4)	10,209,265	8.5%
Kayne Anderson Rudnick Investment Management LLC(5)	11,523,463	9.6%
Named Executive Officers, Directors, and Director Nominees:
Matthew Rubel(6)	1,201,437	1.0%
Matthew Stevenson	2,316,836	1.9%
Graham Clempson	492,128	**
Michelle Gloeckler	241,883	**
Ginger M. Jones	100,465	**
Anita Sehgal	73,465	**
Owen M. Basham(7)	29,166	**
James D. Coady(7)	29,166	**
Carly Kennedy (8)	222,813	**
Jesse Weaver	434,016	**
All directors and officers as a group (10 individuals)	5,126,882	4.3%

**	Less than one percent.
(1)	Unless otherwise noted, the business address of each of the named executive officers and directors of Holley is c/o Holley Inc., 2445 Nashville Road, Suite B1, Bowling Green, Kentucky 42101.
(2)
Based on Schedule 13D/A filed with the SEC on December 18, 2024, by Holley Parent Holdings, LLC. Consists of shares of Common Stock that is held by the Holley Stockholder. The Holley Stockholder is governed by the Holley Stockholder LLCA among the Sentinel Investors and the other members party thereto. By virtue of (a) the ability of the Sentinel Investors under the Holley Stockholder LLCA to appoint and remove a majority of the members of the board of directors of the Holley Stockholder and (b) the ability of a majority of the board of directors of the Holley Stockholder to control investment and voting power over the shares of Common Stock held by the Holley Stockholder, the Sentinel Investors may be deemed to have beneficial ownership over the shares of Common Stock held of record by the Holley Stockholder. The Sentinel Investors are controlled by Sentinel Partners V, L.P. (“Sentinel Partners V”), their general partner, which is controlled by Sentinel Managing Company V, Inc. (“Sentinel Managing Company”), its general partner, which is controlled by David S. Lobel, its president and sole shareholder. Accordingly, each of Sentinel Partners V, Sentinel Managing Company and Mr. Lobel may be deemed to have beneficial ownership over the shares of Common Stock held by the Holley Stockholder. Each of the Sentinel Investors, Sentinel Partners V, Sentinel Managing Company and Mr. Lobel disclaims beneficial ownership of the shares of Common Stock held by the Holley Stockholder other than to the extent of their pecuniary interest therein. The address for each of the foregoing is c/o Sentinel Capital Partners, One Vanderbilt Avenue, 53rd Floor, New York, NY 10017.

(3)
Based on Schedule 13D/A filed with the SEC on August 8, 2022 by MidOcean. Amount includes 5,666,667 shares of Common Stock underlying 4,000,000 Private Placement Warrants and 1,666,667 Public Warrants. The managing member of MidOcean is MidOcean Associates V, L.P., a Delaware limited partnership (“Associates”). The general partner of MidOcean Partners V, L.P., a Delaware limited partnership (“Partners”) and MidOcean Partners Executive V, L.P., a Delaware limited partnership (“Executive”) is Associates. The general partner of Associates is Ultramar Capital, Ltd, a Cayman Islands company (“Ultramar”), which is controlled by James Edward Virtue (“Virtue”). Accordingly, (i) each of Partners, Associates, Ultramar, and Virtue may be deemed to have beneficial ownership of the securities held by Sponsor, and (ii) each of Associates, Ultramar, and Virtue may be deemed to have beneficial ownership of the securities held by Partners and Executive, and in each case, each of Sponsor, Partners, Executive, Associates, Ultramar and Virtue disclaims beneficial ownership of such securities except to the extent of their pecuniary interest therein. The business address of each of Sponsor, Executive, Partners, Associates, Ultramar and Virtue is 245 Park Avenue, 38th Floor, New York, NY 10167.
(4)
Based on the Schedule 13G filed with the SEC on October 7, 2024 by Allspring Global Investments Holdings, LLC. Allspring Global Investment Holdings, LLC is a registered investment company under the Investment Company Act of 1940. The Schedule 13G provides that the shares noted as beneficially owned by Allspring Global include: (i) 10,209, 065 shares beneficially owned by Allspring Global Investment Holdings, LLC, 9,023,148 of which such person has sole voting power and all of which such person has sole dispositive power, (ii) 10,204,036 shares beneficially owned by Allspring Global Investments, LLC, 2,702,969 of which such person has sole voting power and all of which such person has sole dispositive power and (iii) 6,325,408 shares beneficially owned by Allspring Funds Management, LLC, 6,320,179 of which such person has sole voting and 5,229 of which such person has sole dispositive power. The business address of Allspring Global Investment Holdings, LLC, 1415 Vantage Park Drive, 3rd Floor, Charlotte, NC, 28203.

(5)
Based on Schedule 13G/A filed with the SEC on February 13, 2025 by Kayne Andersen Rudnick Investment Management, LLC. Kayne Andersen Rudnick Investment Management, LLC is a registered investment company under the Investment Company Act of 1940. The Schedule 13G provides that the shares noted as beneficially owned by Kayne Anderson include: (i) 5,950,971 shares beneficially owned by Virtus Investment Advisers, Inc., One Financial Plaza, Hartford, Connecticut 06103, for which such person has shared voting and dispositive power, and (ii) 5,745,070 shares beneficially owned by Virtus Equity Trust, on behalf of Virtus KAR Small Cap Growth Fund, 101 Munson Street, Greenfield, Massachusetts 01301, for which such person has shared voting and dispositive power. The business address of Kayne Andersen Rudnick Investment Management, LLC is 2000 Avenue of the Stars, Ste. 1110, Los Angeles, CA 90067.

(6)
Does not include any shares indirectly owned by this individual as a result of the individual’s membership interest in MidOcean. Each of these individuals disclaims beneficial ownership of any shares except to the extent of their pecuniary interest therein.

(7)
Does not include any shares indirectly owned by this individual as a result of the individual’s securities interest in Holley Parent Holdings, LLC. Each of these individuals disclaims beneficial ownership of any shares except to the extent of their pecuniary interest therein.

(8)	Includes4,308 restricted stock units that will vest within 60 days of the date hereof.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of Holley’s stock to file reports with the SEC regarding their ownership and changes in ownership of our securities. Based upon our examination of the copies of Forms 3, 4, and 5, and amendments thereto filed electronically with the SEC and the written representations of our directors, executive officers and 10% stockholders, we believe that, during fiscal 2024, our directors, executive officers, and 10% stockholders complied with all Section 16(a) filing requirements.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
This proxy statement is being provided to you in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting to be held on Thursday, May 1, 2025 at 8:00 a.m. Central Time, or at any adjournments or postponements thereof.
WHERE IS THE ANNUAL MEETING BEING HELD?
Our Annual Meeting will be a virtual meeting only and will be conducted via live audio webcast available at 7:45 a.m. beginning at 8:00 a.m. Central Time on Thursday May 1, 2025. There will be no physical meeting location. Although our Annual Meeting will be held online as a virtual meeting only, stockholders who held shares as of the record date for the meeting can still participate in the virtual meeting (see below for additional details). The Company has endeavored to provide stockholders with the same rights and opportunities for participation in the online Annual Meeting as an in-person meeting.
WHAT PROPOSALS WILL BE ADDRESSED AT THE ANNUAL MEETING?
Stockholders will be asked to consider the following proposals at the Annual Meeting:
1.	To elect three Class I directors named in this proxy statement; and
2.	To ratify the appointment of Grant Thornton as the Company’s independent registered public accounting firm for 2025.
We will also consider any other business that properly comes before the Annual Meeting.
HOW CAN I PARTICIPATE IN AND VOTE AT THE ANNUAL MEETING ONLINE?
Stockholders of record as of the close of business on March 10, 2025, the record date, are entitled to participate in and vote at the Annual Meeting. To participate in the Annual Meeting, including to vote, ask questions, and view the list of registered stockholders as of the record date during the meeting, stockholders of record should go to the Annual Meeting website at www.virtualshareholdermeeting.com/HLLY2025, enter the 16-digit control number found on your proxy card or Notice and follow the instructions on the website.
If your shares are held in street name and your voting instruction form indicates that you may vote those shares through the http://www.proxyvote.com website, then you may access, participate in, and vote at the Annual Meeting with the 16-digit access code indicated on that voting instruction form. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least 5 days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in, or vote at the Annual Meeting.
The Annual Meeting will begin promptly at 8:00 a.m. Central Time on Thursday, May 1, 2025. Online check-in will begin at approximately 7:45 a.m. Central Time, and we encourage you to provide sufficient time before the Annual Meeting begins to check-in. Technicians will be available to assist you with any difficulties you may have accessing the Annual Meeting.
Stockholders may submit questions before the Annual Meeting at www.proxyvote.com and during the Annual Meeting at the meeting website. We plan to answer as many questions as possible during the time permitted. More information regarding the question and answer process, including the number and types of questions permitted, and how questions will be recognized, answered, and disclosed, will be available in the meeting rules of conduct, which will be posted on the Annual Meeting website.
HOW DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE?
Our Board unanimously recommends that stockholders vote “FOR” each nominee for director and “FOR” the ratification of the selection of Grant Thornton as our independent registered public accounting firm.
WHO MAY VOTE AT THE ANNUAL MEETING OF STOCKHOLDERS?
Stockholders who owned shares of the Company’s common stock, par value $.0001 per share, as of the close of business on March 10, 2025 are entitled to vote at the Annual Meeting. As of the record date, there were 119,958,936 shares of our common stock issued and outstanding.
HOW MANY VOTES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?
In order for us to conduct the Annual Meeting, a quorum, consisting of a majority of the voting power of the stock issued and outstanding and entitled to vote at the Annual Meeting, must be present or represented by proxy.
HOW MANY VOTES DO I HAVE?
Each share of common stock is entitled to one vote on each matter that comes before the Annual Meeting.

WHAT IS THE DIFFERENCE BETWEEN A STOCKHOLDER OF RECORD AND A BENEFICIAL OWNER OF SHARES HELD IN STREET NAME?
Stockholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, Continental Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and the proxy materials were sent directly to you by the Company.
Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the proxy materials were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. Those instructions are contained in a “vote instruction form.”
WHAT IS THE PROXY CARD?
The proxy card enables you to appoint Carly Kennedy and Jesse Weaver as your representatives at the Annual Meeting. By completing and returning the proxy card, you are authorizing Carly Kennedy and Jesse Weaver to vote your shares at the Annual Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, it is strongly recommended that you complete and return your proxy card before the Annual Meeting date in case your plans change. If a proposal comes up for vote at the Annual Meeting that is not on the proxy card, the proxies will vote your shares, under your proxy, according to their best judgment.
IF I AM A STOCKHOLDER OF RECORD OF THE COMPANY’S SHARES, HOW DO I VOTE?
Before the Annual Meeting, you may vote:
•	By mail, by completing, signing, and dating your proxy card (if you have received a paper copy of a proxy card by mail).
•	Online at www.proxyvote.com.
•	By telephone, at 1-800-690-6903.
During the Annual Meeting, you may vote online at www.virtualshareholdermeeting.com/HLLY2025.
IF I AM A BENEFICIAL OWNER OF SHARES HELD IN STREET NAME, HOW DO I VOTE?
Beneficial owners should check their voting instruction form for how to vote in advance of and how to participate in the Annual Meeting.
WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY?
If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy.
Your shares may be voted under certain circumstances if they are held in the name of a brokerage firm, bank, broker-dealer, or other similar organization. Brokerage firms, banks, broker-dealers, and other similar organizations generally have the authority to vote shares not voted by customers on certain “routine” matters, including the ratification of an independent registered public accounting firm. Accordingly, at the Annual Meeting, your shares may only be voted by your brokerage firm, bank, broker-dealer, or other similar organization for the ratification of our independent registered public accounting firm.
Brokers are prohibited from exercising discretionary authority on non-routine matters. The election of directors is considered a non-routine matter, and therefore brokers cannot exercise discretionary authority regarding this proposal for beneficial owners who have not returned proxies to the brokers (so-called “broker non-votes”). In the case of broker non-votes, and in cases where you abstain from voting on a matter when present at the Annual Meeting and entitled to vote, those shares will still be counted for purposes of determining if a quorum is present.
WHAT VOTE IS REQUIRED TO ELECT DIRECTORS?
Directors are elected by a plurality of the votes cast at the Annual Meeting. As a result, the nominees who receive the highest number of shares voted “for” his or her election are elected.
A “withhold” vote against a director will have no direct effect on his or her election. Broker non-votes will have no effect on this proposal.
WHAT VOTE IS REQUIRED TO RATIFY THE SELECTION BY OUR AUDIT COMMITTEE OF GRANT THORNTON AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM?
Approval of the proposal to ratify the selection of Grant Thornton as our independent registered public accounting firm requires the affirmative vote of at least a majority of the votes cast by stockholders present in person or represented by proxy and entitled to vote thereon.
Abstentions are not considered votes cast and will have no effect on this proposal. Because this is considered a “routine” matter, we do not expect there to be any broker non-votes.

CAN I CHANGE MY VOTE AFTER I HAVE VOTED?
You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may revoke your proxy or change your vote by voting at a later date by Internet or telephone or, if you received a paper copy of a proxy card by mail, by signing and returning a new proxy card with a later date or by attending the Annual Meeting online and voting. Your attendance at the Annual Meeting online will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request that your prior proxy be revoked by delivering to the Company’s Chief Financial Officer at 2445 Nashville Road, Suite B1, Bowling Green, KY 42101 a written notice of revocation prior to the Annual Meeting.
Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee, you must instruct your broker, bank or other nominee that you wish to change your vote by following the procedures on the voting form provided to you by the broker, bank or other nominee.
WHAT HAPPENS IF I DO NOT INDICATE HOW TO VOTE MY PROXY?
If you vote by proxy card and sign your proxy card without providing further instructions, your shares will be voted “FOR” each of the director nominees and “FOR” the ratification of Grant Thornton to serve as our independent registered public accounting firm for the fiscal year ended December 31, 2025.
IS MY VOTE KEPT CONFIDENTIAL?
Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.
WHERE DO I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?
We will announce preliminary voting results at the Annual Meeting. The final voting results will be tallied by the inspector of elections and published in the Company’s Current Report on Form 8-K, which the Company will file with the SEC within four business days following the Annual Meeting.
WHO BEARS THE COST OF SOLICITING PROXIES?
The Company will bear the cost of soliciting proxies in the accompanying form and will reimburse brokerage firms and others for expenses involved in forwarding proxy materials to beneficial owners or soliciting their execution. In addition to solicitations by mail, the Company, through its directors and officers, may solicit proxies in person, by telephone or by electronic means. Such directors and officers will not receive any special remuneration for these efforts.
OTHER MATTERS
Other Business
We are not currently aware of any business to be acted upon at the Annual Meeting other than the matters discussed in this proxy statement. The form of proxy accompanying this proxy statement confers discretionary authority upon the named proxy holders with respect to amendments or variations to the matters identified in the accompanying Notice of Annual Meeting and with respect to any other matters which may properly come before the Annual Meeting or any adjournment or postponement thereof. If other matters do properly come before the Annual Meeting, or at any such adjournment or postponement of the Annual Meeting, we expect that shares of our common stock, represented by properly submitted proxies, will be voted by the proxy holders in accordance with the recommendations of our Board.
Submission of Stockholder Proposals for the 2025 Annual Meeting
Rule 14a-8 Proposals. For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at our 2026 annual meeting of stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act. Such proposals must be received by the Company at its offices at 2445 Nashville Road, Suite B1, Bowling Green, KY 42101 no later than November 20, 2025.
Advance Notice Proposals and Nominations. In addition, our Bylaws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting (but not for inclusion in the proxy statement). Notice of a nomination or proposal must be delivered to the Company at 2445 Nashville Road, Suite B1, Bowling Green, KY 42101 no later than the 90th day, nor earlier than the 120th day, prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 30 days after such anniversary date, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of the annual meeting is first made by us. Accordingly, for our 2026 annual meeting of stockholders, notice of a nomination or proposal must be delivered to us no later than January 31, 2026 and no earlier than January 1, 2026. Nominations and proposals also must satisfy the other requirements set forth in the Bylaws.
In addition to satisfying the deadlines in the advance notice provisions of our bylaws, a stockholder who intends to solicit proxies in support of nominees submitted under these advance notice provisions must provide the notice required under Rule 14a-19 to the Company no later than March 2, 2026.
Householding Information
Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more stockholders reside. This process, known as “householding,” reduces the volume of duplicate information received at any one household, helps to reduce our expenses, and benefits the environment. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together, both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions: If the shares are registered in the name of the stockholder, the stockholder should contact our offices by sending a written request to 2445 Nashville Road, Suite B1, Bowling Green, KY 42101 or calling 270-782-2900, to inform us of his or her request; or if a bank, broker or other nominee holds the shares, the stockholder should contact the bank, broker or other nominee directly.
Where You Can Find More Information
We file annual and quarterly reports and other reports and information with the SEC. We distribute to our stockholders annual reports containing financial statements audited by our independent registered public accounting firm and, upon request, quarterly reports for the first three quarters of each fiscal year containing unaudited financial information. In addition, the reports and other information are filed through Electronic Data Gathering, Analysis and Retrieval (known as “EDGAR”) system and are publicly available on the SEC’s website, located at http://www.sec.gov.
We will provide without charge to you, upon written or oral request, a copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including the financial statements and schedules. Any requests for copies of information, reports or other filings with the SEC should be directed to Investor Relations, Holley Inc., 2445 Nashville Road, Suite B1, Bowling Green, KY 42101.

1801 Russellville Road
Bowling Green, KY 42101

www.holley.com

Holley

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/HLLY2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V63987-P23180 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HOLLEY INC.

The Board of Directors recommends you vote FOR each of the nominees listed in Proposal 1 below:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Michelle Gloeckler
02) Anita Sehgal
03) Matthew J. Stevenson

The Board of Directors recommends you vote FOR the following Proposal 2:

	For	Against	Abstain
2. Ratification of the appointment of Grant Thornton LLP as Holley Inc.'s independent registered public accounting firm for fiscal 2025.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V63988-P23180

HOLLEY INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
May 1, 2025 8:00 a.m., Central Time

The undersigned hereby appoints Carly Kennedy and Jesse Weaver, or either of them, as proxies, with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Holley Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m., Central Time, on May 1, 2025, at www.virtualshareholdermeeting.com/HLLY2025, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF THIS PROXY IS PROPERLY EXECUTED BUT NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, AND FOR PROPOSAL 2.

Whether or not direction is made, this proxy, when properly executed, will be voted in the discretion of the proxy holders upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Continued and to be signed on reverse side